UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under Section 240.14a-12
CARROLS RESTAURANT GROUP, INC.

 (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Carrols Restaurant Group, Inc.

Notice of 2022 Annual Meeting of
Stockholders and Proxy Statement

2	CARROLS RESTAURANT GROUP, INC.
LETTER FROM OUR NEW CHAIRMAN OF THE BOARD

Dear Fellow Stockholders:
You are invited to attend the 2022 Annual Meeting of Stockholders of Carrols Restaurant Group, Inc. which is being held on Friday, June 17, 2022 at 9:00 a.m. (EDT). The meeting will be held via live webcast to promote attendance while ensuring the safety of all participants. Stockholders who hold shares as of the record date will be able to participate in the virtual meeting by visiting www.virtualshareholdermeeting.com/TAST2022.
The Proxy Statement accompanying this letter describes the business we will consider at the meeting. You will find instructions for online and telephone voting included in the attached notice. You can also vote by mail by completing and signing your proxy card and returning it in the pre-paid return envelope.
Welcoming Paulo A. Pena
On April 1, Paulo Pena joined Carrols as its new President and CEO and as a member of the Board of Directors. Paulo brings to Carrols over 20 years of operations and finance experience in the hospitality, quick service restaurant and beverage industries, including valuable experience overseeing operations at over 800 McDonald’s-owned restaurants in the United States. We are excited to have Paulo as part of the Carrols family and leading our talented management team.
Thanking Daniel Accordino
Paulo’s appointment as President and CEO was bittersweet as it marked the end of 50 years of dedicated service to Carrols by Dan Accordino, our former Chairman, President and CEO. Dan has been instrumental in helping Carrols transform from a regional quick service restaurant chain to the largest BURGER KING® franchisee in the United States that routinely outperforms the Burger King system, including in 22 of the last 24 quarters. On behalf of Carrols’ Board, executive management team and our 25,000 employees, I would like to thank Dan for his extensive contributions to the Company.
Positioning Carrols for Continued Success
As you read our Proxy Statement, you will see that numerous positive changes have been made over the past year. Among other things, we have enhanced the diversity of our Board, improved our corporate governance and provided more detailed disclosure regarding our commitment to sustainable business practices. As Carrols’ new independent Chairman of the Board, I look forward to discussing these changes with you at the 2022 Annual Meeting.
Thank you for your investment in Carrols and your ongoing support.
Sincerely,
David S. Harris
Chairman of the Board
April 29, 2022
“As you read our Proxy Statement, you will see that numerous positive changes have been made over the past year. Among other things, we have enhanced the diversity of our Board, improved our corporate governance and provided more detailed disclosure regarding our commitment to sustainable business practices.”

2022 PROXY STATEMENT	3
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

DATE & TIME	LOCATION	RECORD DATE
Friday, June 17, 2022 at 9:00 A.M. (EDT)	Live webcast www.virtualshareholdermeeting.com/TAST2022	April 22, 2022
Items of Business

1	To elect three directors of the Company as Class I directors to serve for a term of three years and until their successors have been duly elected and qualified		2	To adopt, on an advisory basis, a resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”		3	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2022 fiscal year

	FOR each nominee	Page 11		FOR	Page 64		FOR	Page 65

Stockholders will also consider and act upon such other matters as may properly come before the meeting.
To participate in the virtual annual meeting, stockholders will need the 16-digit control number that appears on their proxy card or the instructions that accompanied the proxy materials. If you would like to attend the virtual meeting and you have your control number, please go to www.virtualshareholdermeeting.com/TAST2022 prior to the start of the meeting to log in. Online access to the webcast will open approximately 15 minutes prior to the start of the meeting to allow time for our stockholders to log in and test their devices’ audio system.
We are taking advantage of the Securities and Exchange Commission rule that allows us to deliver our proxy materials (which include our Proxy Statement included with this notice, our 2021 Annual Report and form of proxy card) to stockholders via the Internet. This process expedites the delivery of proxy materials to our stockholders while conserving natural resources and lowering the cost of the annual meeting. As a result, our stockholders will receive a mailing containing only a notice of the meeting instead of paper copies of our proxy materials.
Your vote is very important to us. Whether or not you plan to attend the virtual meeting via live webcast, please review our proxy materials and submit your proxy by telephone or through the Internet or request a proxy card to sign, date and return. If you attend the virtual meeting in person via live webcast, you may, if you desire, revoke your proxy and choose to vote in person via live webcast even if you had previously sent in your proxy card or voted by telephone or the Internet.
By order of the Board of Directors,
Jared L. Landaw
Vice President, General Counsel and Secretary
Syracuse, New York
April 29, 2022
How to Vote

INTERNET	TELEPHONE	MAIL
www.proxyvote.com	1-800-690-6903	Mark, date, sign and return your proxy card in the postage-paid envelope

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2022
The Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders is available at www.proxyvote.com. The approximate date on which the “Important Notice Regarding the Availability of Proxy Materials” was first sent or given to stockholders was on or about April 29, 2022.

4	CARROLS RESTAURANT GROUP, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, also referred to as the “Board of Directors” or the “Board”, of CARROLS RESTAURANT GROUP, INC., a Delaware corporation, to be used at the annual meeting of stockholders, which we refer to as the “meeting” or “annual meeting”, of the Company which will be held exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2022 on Friday, June 17, 2022 at 9:00 a.m. (EDT), and at any adjournment or adjournments thereof. Only stockholders of record at the close of business on April 22, 2022, which we refer to as the “record date”, will be entitled to vote at the meeting. A list of our stockholders as of the close of business on April 22, 2022 will be available for inspection during business hours for ten days prior to the meeting at our principal executive offices located at 968 James Street, Syracuse, New York 13203. We will also make the list available at the meeting at www.virtualshareholdermeeting.com/TAST2022 at the beginning of the meeting.
All references in this Proxy Statement to “Carrols Restaurant Group”, the “Company”, “we”, “us” and “our” refer to Carrols Restaurant Group, Inc.
Our principal executive offices are located at 968 James Street, Syracuse, New York 13203. The approximate date on which the Notice was first sent or given to stockholders was on or about April 29, 2022.

2022 PROXY STATEMENT	5

6	CARROLS RESTAURANT GROUP, INC.
Table of Contents

Compensation Committee Interlocks and Insider Participation	49
Pay Ratio Disclosure	49
Summary Compensation Table	50
Grants of Plan-Based Awards	52
Outstanding Equity Awards at Fiscal Year-End	53
Options Exercised and Stock Vested	54
Nonqualified Deferred Compensation	54
Potential Payments Upon Termination or Change-of-Control	55
Director Compensation	62
Proposal 2 – Advisory Vote on the Compensation of the Company’s Named Executive Officers as Described in the Company’s Proxy Statement under “Executive Compensation”	64
Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	65
Incorporation by Reference	66
Other Matters	67

Forward-Looking Statements
This proxy statement contains forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols' expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties, including without limitation the impact of COVID-19 on Carrols’ business, as included in Carrols’ filings with the Securities and Exchange Commission.

2022 PROXY STATEMENT	7
QUESTIONS AND ANSWERS ABOUT THE 2022 ANNUAL MEETING
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?
Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, which we refer to as the “SEC”, instead of mailing a printed proxy card or printed materials, we have elected to provide access to our proxy materials (which include this Proxy Statement, our 2021 Annual Report and form of proxy card) via the Internet. A Notice of Internet Availability of Proxy Materials, which we refer to as the “notice”, will be mailed to our stockholders of record and beneficial owners (stockholders who own their stock through a nominee such as a bank or broker). The notice will instruct stockholders on how to access the proxy materials on a secure website referred to in the notice and how to request printed copies.
In addition, by following the instructions in the notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost and reduce the environmental impact of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
What are the proposals that will be voted at the meeting?
At the meeting, the Company asks you to vote on three proposals:
Proposal 1: to elect three directors of the Company as Class I directors to serve for a term of three years and until their successors have been duly elected and qualified;
Proposal 2: to adopt, on an advisory basis, a non-binding resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”; and
Proposal 3: to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2022 fiscal year.
The Board may also ask you to participate in the transaction of any other business that is properly brought before the meeting in accordance with the provisions of our Amended and Restated Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, as amended, which we refer to as the “Bylaws”.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
When will the meeting be held?
The meeting is scheduled to be held at 9:00 a.m. (EDT) on Friday, June 17, 2022 exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2022.
How can I attend the meeting?
Only stockholders of the Company or their duly authorized proxies may attend the meeting. Stockholders may attend the virtual annual meeting exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2022. The meeting will only be conducted via webcast; there will be no physical meeting location. To participate in the virtual annual meeting, stockholders will need the 16-digit control number that appears on their proxy card or the instructions that accompanied the proxy materials. If you would like to attend the virtual meeting and you have your control number, please go to www.virtualshareholdermeeting.com/TAST2022 prior to the start of the meeting to log in. Online access to the webcast will open approximately 15 minutes prior to the start of the meeting to allow time for our stockholders to log in and test their devices’ audio system.
What if I am having technical difficulties?
If you experience technical difficulties accessing the meeting or at any point during the meeting, you may call the technical support numbers posted on the log-in page of the virtual meeting platform.
How can I submit a question at the meeting?
We will hold a live question and answer session during which we intend to answer all questions properly submitted during the meeting in accordance with the Rules of Conduct that are pertinent to the Company and the meeting matters and as time permits. The Rules of Conduct will be made available on the virtual meeting platform. Questions that we determine do not conform with the Rules of Conduct, are related to material non-public information of the Company or are not pertinent to meeting matters will not be answered. Each stockholder will be limited to one question so as to allow us to respond to as many stockholder questions as possible in the allotted time. We will address substantially similar questions, or questions that relate to the same topic, in a single response.

8	CARROLS RESTAURANT GROUP, INC.
Questions and Answers About the 2022 Annual Meeting
We ask that all stockholders provide their name and contact details when submitting a question through the virtual meeting platform so that we may address any individual concerns or follow-up matters directly. If you have a question of personal interest that is not of general concern to all stockholders, or if a question posed at the meeting was not otherwise answered, we encourage you to contact us separately after the meeting by visiting https://investor.carrols.com/contact-us.
Once you log in to the virtual meeting platform at www.virtualshareholdermeeting.com/TAST2022, you may select the “Q&A” button on the bottom right side of the virtual meeting platform interface and then type your question into the “Submit a Question” field and click “Submit.”
Please note that stockholders will need their valid 16-digit control number to ask questions at the meeting. See “How can I attend the meeting?” above for information on how to obtain your 16-digit control number. If you are a “beneficial owner,” also known as a “street name” holder, please see “How do I vote if my common shares are held in ‘street name’?” below for more information.
Who is soliciting my vote?
In this Proxy Statement, the Board is soliciting your vote.
How does the Board recommend that I vote?
The Board unanimously recommends that you vote your shares with respect to the proposals as follows:
•FOR the election of the three named director nominees as Class I directors;
•FOR, on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation”; and
•FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2022 fiscal year.
We describe all proposals and the Board’s reasons for supporting Proposals 1, 2 and 3 in detail beginning at page 11 of this Proxy Statement.
Who can vote?
Stockholders of record at the close of business on April 22, 2022, the record date, may vote at the meeting.
Our outstanding Series B Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”), votes with our common stock on an as-converted basis on all matters properly brought before the meeting. We had outstanding 53,255,697 shares of our common stock and 100 shares of Series B Preferred Stock at the close of business on April 22, 2022. Each share of common stock is entitled to one vote on each matter as may properly be brought before the meeting. As of the record date, all 100 outstanding shares of Series B Preferred Stock are owned by Burger King Corporation (“BKC”) or its affiliate, Blue Holdco 1, LLC (“Blue Holdco” and together with BKC, the “BKC Stockholders”). The BKC Stockholders are indirect subsidiaries and affiliates of Restaurant Brands International Inc. (“RBI”).
As of the record date, each share of Series B Preferred Stock is convertible into 94,145.8 fully paid and nonassessable shares of common stock (or an aggregate of 9,414,580 shares of our common stock). The Series B Preferred Stock votes with our common stock on an as-converted basis. As the owners of all of our outstanding shares of Series B Preferred Stock, the BKC Stockholders will be entitled to vote in the aggregate a total of 9,414,580 shares of common stock issuable upon the conversion of the Series B Preferred Stock on all matters properly brought before the meeting. All of such shares of common stock issuable upon conversion of the Series B Preferred Stock are included in the determination of the number of shares present at the meeting for quorum purposes.
How do I vote if I am a record holder?
You can vote by attending the meeting and voting in person exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2022, or you can vote by proxy. If you are the record holder of your stock, you can vote in the following three ways:
•By Internet: You may vote by submitting a proxy over the Internet. Please refer to the notice, proxy card or voting instruction form provided to you by your broker for instructions of how to vote by Internet.
•Before the Annual Meeting — You may submit your proxy online via the Internet. Voting facilities will be available 24 hours a day and will close at 11:59 p.m. (EDT) on June 16, 2022.
•During the Annual Meeting — You may attend the meeting exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2022 and vote during the meeting by following the instructions provided on the enclosed proxy card.
•By Telephone: Stockholders located in the United States may vote by submitting a proxy by telephone by calling the toll-free telephone number on the notice, proxy card or voting instruction form and following the instructions.
•By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.
How do I vote if my shares are held in “street name”?
If you hold your shares beneficially in street name through a nominee (such as a bank or broker), you may be able to complete your proxy and authorize your vote by proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

2022 PROXY STATEMENT	9
Questions and Answers About the 2022 Annual Meeting
If you do not provide voting instructions, your broker, bank or nominee may only vote shares on routine proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and does not have discretionary voting power with respect to that proposal because the proposal is not a “routine” proposal under applicable rules. Proposal 3 is considered a routine proposal and may be voted in the absence of instructions. Proposals 1 and 2 are non-routine proposals, and your broker, bank or nominee may not vote your shares on these proposals in the absence of voting instructions. We therefore encourage you to provide voting instructions on a proxy card or a provided voting instruction form to the broker, bank or nominee that holds your shares by carefully following the instructions provided in their notice to you.
How many votes do I have?
Stockholders are entitled to one vote per proposal for each share of common stock held. The BKC Stockholders will be entitled to vote in the aggregate a total of 9,414,580 shares of common stock issuable upon the conversion of the Series B Preferred Stock on all matters properly brought before the meeting.
How will my shares be voted?
The shares represented by proxies will be voted in accordance with the directions you make thereon at the meeting, but if no direction is given and you do not revoke your proxy, your proxy will be voted: FOR the election of the three named director nominees as Class I directors (Proposal 1); FOR, on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation” (Proposal 2); and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2022 fiscal year (Proposal 3).
What vote is required with respect to the proposals?
The affirmative vote of (i) a majority of the shares voting with respect to a director nominee (excluding abstentions) is required to elect such director nominee to the Board of Directors, (ii) a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to approve, on an advisory basis, the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Company’s Proxy Statement under “Executive Compensation”, (iii) a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2022 fiscal year, and (iv) a majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to approve any other business which may properly come before the meeting. A stockholder over the Internet, by telephone or by mail can vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals 1, 2 and 3. Proposal 1 will pass if the total votes cast "for" such proposal exceed the total number of votes cast "against" such proposal. Each of Proposals 2 and 3 will pass if the total votes cast “for” each proposal exceed the total number of votes cast “against” and “abstain” on each proposal.
What is the effect of abstentions and broker non-votes on voting?
Abstentions and broker “non-votes” are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will count as a vote against the proposals, other than for the election of directors. Broker “non-votes” are not counted in the tabulations of the votes cast or present at the meeting and entitled to vote on any of the proposals and therefore will have no effect on the outcome of the proposals.
If I have already voted by proxy against the proposals, can I still change my mind?
Yes. To change your vote by proxy, simply sign, date and return the proxy card or voting instruction form in the accompanying postage-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions in the notice, proxy card or voting instruction form. Only your latest dated proxy will count at the meeting.
Will my shares be voted if I do nothing?
If your shares of our common stock are registered in your name, you must sign and return a proxy card, vote over the Internet or by telephone or attend the meeting and vote in person exclusively via live webcast at www.virtualshareholdermeeting.com/TAST2022 in order for your shares to be voted.
If your shares of common stock are held in “street name,” that is, held for your account by a broker, bank or other nominee, and you do not instruct your broker or other nominee how to vote your shares, then, because Proposals 1 and 2 are “non-routine matters,” your broker or other nominee would not have discretionary authority to vote your shares on such proposals. If your shares of our common stock are held in “street name,” your broker, bank or nominee has enclosed a proxy card or voting instruction form with this Proxy Statement. We strongly encourage you to authorize your broker or other nominee to vote your shares by following the instructions provided on the proxy card or voting instruction form.
We strongly urge you to vote FOR Proposals 1, 2 and 3 by proxy over the Internet using the Internet address on the notice or proxy card, by telephone using the toll-free number on the

10	CARROLS RESTAURANT GROUP, INC.
Questions and Answers About the 2022 Annual Meeting
notice or proxy card, or by signing, dating and returning a proxy card by mail. If your shares are held in “street name,” you should follow the instructions on your proxy card or voting instruction form provided by your broker or other nominee and provide specific instructions to your broker or other nominee to vote as described above.
What constitutes a quorum?
A majority of the outstanding shares of common stock and shares of common stock issuable upon conversion of the Series B Preferred Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for this meeting. In the absence of a quorum, the meeting may be adjourned by a majority of the votes entitled to be cast represented either in person or by proxy.
Whom should I call if I have questions about the meeting?
If you have any questions or you need additional copies of the proxy materials, please contact Jared L. Landaw, Vice President, General Counsel and Secretary, by mail at 968 James Street, Syracuse, NY 13203 or by telephone at 315-424-0513.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON JUNE 17, 2022: THE PROXY STATEMENT FOR THE 2022 ANNUAL MEETING AND OUR 2021 ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

2022 PROXY STATEMENT	11

CORPORATE GOVERNANCE
Proposal 1 - Election of Directors
Our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible, each serving staggered three-year terms, except for the two Class B directors as described below who each serve a one-year term. The terms of office of our Class I, Class II and Class III directors are:
•Class I directors, whose term will expire at the meeting and when their successors are duly elected and qualified;
•Class II directors, whose term will expire at the annual meeting to be held in 2023 and when their successors are duly elected and qualified; and
•Class III directors, whose term will expire at the annual meeting to be held in 2024 and when their successors are duly elected and qualified.
Our Class I directors are Paulo A. Pena and Matthew Perelman; our Class II directors are Hannah S. Craven, Lawrence E. Hyatt and Alexander Sloane; and our Class III directors are David S. Harris and Deborah M. Derby. Additionally, in connection with the issuance of shares of Series B Preferred Stock held by the BKC Stockholders, Matthew Dunnigan, the Chief Financial Officer of RBI, the indirect parent company of BKC, has served as one of the two Class B directors since November 30, 2018, and Thomas B. Curtis, President BKC, Americas, has served as the second Class B director since July 13, 2021. From February 14, 2020 until July 6, 2021, Christopher Finazzo, President BKC, Americas, served as one of the Class B directors. As further described under “Certain Relationships and Related Transactions—Series B Preferred Stock”, the terms of the Series B Preferred Stock exchanged for Series A Preferred Stock originally issued to BKC in connection with the 2012 acquisition provide that the BKC Stockholders are entitled to elect two Class B directors (as opposed to two Class A directors, which was the case prior to the exchange) at each annual meeting of stockholders, subject to certain conditions. Each Class B director, in his capacity as a member of our Board of Directors, is afforded the same rights and privileges as the other members of our Board of Directors, including, without limitation, rights to indemnification, insurance, notice, information and the reimbursement of expenses.
Pursuant to a Registration Rights and Stockholders' Agreement dated as of April 30, 2019 (the “Cambridge Registration Rights and Stockholders’ Agreement”) with Cambridge Holdings as further described under “Certain Relationships and Related Transactions—Cambridge Registration Rights and Stockholders’ Agreement”, effective April 30, 2019, Matthew Perelman was appointed by our Board of Directors as a Class I Director and Alexander Sloane was appointed by our Board of Directors as a Class II Director. Each Cambridge Investor Director (as defined below), in his capacity as a member of our Board of Directors, is afforded the same rights and privileges as the other members of our Board of Directors, including, without limitation, rights to indemnification, insurance, notice, information and the reimbursement of expenses.
Paulo A. Pena, Matthew Perelman and John D. Smith have been nominated for election as Class I directors of the Company at the 2022 Annual Meeting for a term of three years expiring at the annual meeting of stockholders to be held in 2025 and until their successors have been duly elected and qualified. The election of a director requires the affirmative vote of a majority of the shares of common stock (including the shares of Series B Preferred Stock on an as-converted basis) voting with respect to a director nominee (excluding abstentions) in person or by proxy at the meeting. Each proxy received will be voted FOR the election of the nominees unless otherwise specified in the proxy. At this time, our Board of Directors knows of no reason why the nominees would be unable to serve. Except as disclosed in this Proxy Statement, there are no arrangements or understandings between any nominee and any other person pursuant to which such person was selected as a nominee.
Our Corporate Governance and Nominating Committee has reviewed the qualifications of the nominees for director and has recommended the nominees for election to the Board of Directors.

12	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Board Diversity and Skills1

GENDER AND RACIAL/ETHNIC DIVERSITY	DIRECTOR AGE

DIRECTOR TENURE	DIRECTOR INDEPENDENCE

Board Diversity Matrix1 (As of April 29, 2022)

TOTAL NUMBER OF DIRECTORS: 10
	Female	Male	Non- Binary	Did Not Disclose Gender
Gender Identity
Directors	2	8
Demographic Background
African American or Black		1
Hispanic or Latinx		1
White	2	6
1Includes John D. Smith who is not currently a member of our Board and is a nominee for election as a Class I director at the 2022 Annual Meeting.

2022 PROXY STATEMENT	13
Corporate Governance
Director Skills and Experience
Our Corporate Governance and Nominating Committee has evaluated the skills, qualifications and competencies identified as important for directors to provide effective oversight of our Company. The matrix below shows the areas of experience and expertise that our Corporate Governance and Nominating Committee have identified that our directors and director nominees should bring to the Board.

Executive Management
Operations
Corporate Strategy
Capital Allocation
Mergers & Acquisitions
Corporate Finance and Capital Markets
Human Resources / Talent Development / Recruiting
Real Estate / Restaurant Development
Corporate Governance
Risk Management
Restaurant and Multi-Unit Experience
Technology, Systems and Cybersecurity Oversight

14	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Corporate Governance Strengths

   Diversity and Refreshment
40% of our directors and nominees self-identify as women or people of color. Balance of new and experienced directors and ongoing director refreshment, with two new directors being added in 2022, one new director added in each of 2021 and 2020, and two new directors added in each of 2019 and 2018.
   Independence
7 of 10 directors and director nominees are independent. Fully independent Board committees.
   Executive Sessions
At each regular Board meeting, our directors meet without our Chief Executive Officer or other members of management present to discuss issues important to the Company.
   Majority Voting in Director Elections
Our Bylaws provide that director nominees must be elected by a majority of the votes cast in uncontested elections.
   No Poison Pill
The Company does not have a shareholder rights plan.

   Alignment with Stockholder Interests
Our minimum stock ownership policy, executive compensation clawback policy and anti-hedging and pledging policies are designed to align the interests of our directors and executive officers with those of our stockholders.
   Active Board Oversight
Directors attended 100% of all Board and committee meetings in 2021. Active oversight of risks related to the Company’s business, including ESG risks.
   Independent Board Leadership
Independent, non-executive Chairman of the Board.
   Annual Say-on-Pay Vote
We solicit stockholders’ advisory vote on executive compensation annually.
   Year-Round Engagement
We engage with investors and other stakeholders on an ongoing basis.

2022 PROXY STATEMENT	15
Corporate Governance
Director Nominees’ Principal Occupation, Business Experience, Qualifications and Directorships

Name of Nominee	Principal Occupation	Age	Year Became a Director
Paulo A. Pena	President and CEO of Carrols Restaurant Group, Inc.	49	2022
Matthew Perelman	Managing Partner of Garnett Station Partners	35	2019
John D. Smith	President and CEO of Icon Parking, LLC	57	N/A

PAULO A. PENA, 49 President and Chief Executive Officer, Carrols Restaurant Group, Inc.

Background
Paulo A. Pena has been the President and Chief Executive Officer of Carrols Restaurant Group and a member of the Board of Directors since April 1, 2022. Previously, Mr. Pena was the Chief Operating Officer of Selina, one of the world’s fastest growing hospitality brands, from September 2019 to March 2022. Prior to joining Selina, Mr. Pena served as Vice President Acquisitions at McDonald’s USA from December 2018 to September 2019 and as Vice President and Managing Director from August 2017 until January 2019. Prior to working at McDonald’s, Mr. Pena served as President and Managing Director, Latin America and Caribbean Region, at the Wyndham Hotel Group, LLC from 2014 until July 2017. Prior to that, he served in various executive, operational and financial roles at Starwood Hotels and Resorts Worldwide, Inc. and The Coca-Cola Company.
Director Highlights
Mr. Pena brings to the Board significant management, operational and financial experience, as well as valuable experience in the hospitality, beverage and quick service restaurant industries.

MATTHEW PERELMAN, 35
Co-Founder and Managing Partner, Garnett Station Partners

Background
Matthew Perelman has served as a director since April 30, 2019. He is a Co-Founder and Managing Partner of Garnett Station Partners, an investment firm focused on retail and consumer companies. Mr. Perelman has served in executive leadership positions at several portfolio companies of Garnett Station Partners, including as the Co-President of Cambridge Franchise Holdings, LLC ("Cambridge Holdings") and its subsidiaries from 2014 until their acquisition by the Company in April 2019. As Co-President of Cambridge Holdings, he oversaw, among other things, acquisitions, financings, operations and franchisor relations and helped lead its growth and development into one of the largest and fastest-growing Burger King and Popeyes franchisees. Prior to co-founding Garnett Station Partners in September 2013, Mr. Perelman worked at L Catterton, a large consumer-focused private equity firm, from June 2011 to June 2013. Prior to L Catterton, Mr. Perelman worked in the Investment Banking Division of Citigroup from June 2009 to June 2011, where he focused on consumer and retail M&A and financings. Mr. Perelman serves on the boards of Garnett Station Partners’ portfolio companies.
Director Highlights
Mr. Perelman brings to the Board significant strategic, financial and operational experience with respect to retail and restaurant companies gained as an executive officer of Cambridge Holdings and other portfolio companies of Garnett Station Partners, as well as valuable experience in corporate finance, mergers and acquisitions, risk assessment, strategic planning and budgeting gained from his experience at Garnett Station Partners, Citigroup and L Catterton.

16	CARROLS RESTAURANT GROUP, INC.
Corporate Governance

JOHN D. SMITH, 57
President and CEO, Icon Parking, LLC

Background
John D. Smith has served as the Chief Executive Officer of Icon Parking, LLC, a parking and mobility services company, since January 2020. Previously, Mr. Smith served as the Chief Operating Officer of Aaron’s Inc., a publicly-traded lease-to-own retailer operating over 1,800 company and franchise locations, from January 2018 until January 2020. From January 2016 to August 2017, Mr. Smith served as Chief Executive Officer of Rize Holdings, LLC, a private-equity backed startup founded to transform the casual dining experience through leveraging digital technology. Prior to that, he served as the President, Mid-North Region, of Caesars Entertainment Corporation from 2013 to 2016 and as Chief Executive Officer of Harrah’s Resort in Atlantic City from 2010 to 2013.
Director Highlights
Mr. Smith brings to the Board significant management, operational, strategic, franchise and digital transformation experience, as well as valuable knowledge of the retail, hospitality and food and beverage industries.

The Board of Directors unanimously recommends a vote FOR the election of each of the named Class I nominees to our Board of Directors: Paulo A. Pena, Matthew Perelman and John D. Smith. Proxies received in response to this solicitation will be voted FOR the election of each of the named Class I nominees to our Board of Directors unless otherwise specified in the proxy.

Principal Occupation, Business Experience, Qualifications and Directorships of Other Members of the Board of Directors
The following table sets forth information with respect to each of the members of our Board of Directors, whose term extends beyond the meeting, including the Class of such director and the year in which each such director’s term will expire.

Name	Age	Year Became a Director	Year Term Expires and Class
Hannah S. Craven	56	2015	2023 Class II
Lawrence E. Hyatt	67	2017	2023 Class II
Alexander Sloane	35	2019	2023 Class II
David S. Harris	62	2012	2024 Class III
Deborah M. Derby	58	2018	2024 Class III
Matthew Dunnigan	38	2018	2022 Class B
Thomas B. Curtis	58	2021	2022 Class B

2022 PROXY STATEMENT	17
Corporate Governance
Directors

HANNAH S. CRAVEN, 56
Co-Founder and Partner, Stone-Goff Partners LLC Director Since: 2015

Background
Hannah S. Craven has served as a director since March 27, 2015. Ms. Craven is a co-founder and partner of Stone-Goff Partners LLC ("Stone-Goff"), a private equity firm that focuses on investments in consumer, business services, media, education, information services and retail/ecommerce companies. Prior to co-founding Stone-Goff and its predecessor firm in 2006, Ms. Craven was a Managing Director and General Partner of Sandler Capital Management from 1993 until 2006, a private equity firm where she served as a key investment professional in five sequential private equity partnerships and was a partner of its long/short hedge fund. Ms. Craven has over 20 years of experience investing in private equity transactions and serves on the boards of directors of several private portfolio companies of Stone-Goff.
Director Highlights
Ms. Craven brings to the Board significant strategic, financial and operational insight with respect to consumer and services companies gained in connection with her service on the boards of a number of her current and prior firms' portfolio companies, as well as valuable experience in corporate governance, executive recruiting and development, and capital allocation.

LAWRENCE E. HYATT, 67
Former Chief Financial Officer, Cracker Barrel Old Country Store, Inc. Director Since: 2017

Background
Lawrence E. Hyatt has served as a director since June 8, 2017. From 2006 until 2017, Mr. Hyatt served as a director of Citi Trends Inc. (Nasdaq: CTRN), a publicly traded retail apparel company where he served as Chairman of the Audit Committee and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Hyatt served as the Senior Vice President and Chief Financial Officer of Cracker Barrel Old Country Store, Inc., a publicly traded restaurant and retail company, from January 2011 until July 1, 2016. From 2004 through 2010, Mr. Hyatt served as the Chief Financial Officer, Secretary and Treasurer of O’Charley’s Inc., which during the periods of Mr. Hyatt's tenure, was a publicly traded restaurant company. Mr. Hyatt also served as Interim Chief Executive Officer of O’Charley’s Inc. from February 2009 through June 2009. Mr. Hyatt served as the Executive Vice President and Chief Financial Officer of Cole National Corporation, a specialty retailer, from 2002 to 2004, as Chief Financial and Restructuring Officer of PSINet Inc., an internet service provider, from 2000 to 2002, as Chief Financial Officer of HMS Host Corporation, a subsidiary of Autogrill S.P.A., from 1999 to 2000, and as Chief Financial Officer of Sodexho Marriott Services, Inc. and its predecessor company from 1989 to 1999.
Director Highlights
Mr. Hyatt brings to the Board significant insight with respect to strategic, financial and operational issues of restaurant and food service companies gained in connection with his service as an executive officer and a director of a number of public and private restaurant and retail companies. The Board has determined that Mr. Hyatt is an "audit committee financial expert" as defined by the SEC.

18	CARROLS RESTAURANT GROUP, INC.
Corporate Governance

ALEXANDER SLOANE, 35
Co-Founder and Managing Partner, Garnett Station Partners Director Since: 2019

Background
Alexander Sloane has served as a director since April 30, 2019. Mr. Sloane is a Co-Founder and Managing Partner of Garnett Station Partners, an investment firm focused on retail and consumer companies. Mr. Sloane has served in executive leadership positions at several portfolio companies of Garnett Station Partners, including as the Co-President of Cambridge Holdings and each of its subsidiaries from 2014 until their acquisition by the Company in April 2019. As Co-President of Cambridge Holdings, he oversaw, among other things, acquisitions, financings, operations and franchisor relations and helped lead its growth and development into one of the largest and fastest-growing Burger King and Popeyes franchisees. Prior to co-founding Garnett Station Partners in September 2013, Mr. Sloane worked in private equity at Apollo Global Management from 2011 to 2013. Prior to Apollo, Mr. Sloane worked in Investment Banking at Goldman Sachs from 2009 to 2011. Mr. Sloane serves on the boards of Garnett Station Partners’ portfolio companies.
Director Highlights
Mr. Sloane brings to the Board significant strategic, financial and operational experience with respect to retail and restaurant companies gained in connection with his experience as an executive officer of Cambridge Holdings and other portfolio companies of Garnett Station Partners, as well as valuable experience in corporate finance, mergers and acquisitions, risk assessment, strategic planning and budgeting gained from his experience at Garnett Station Partners, Goldman Sachs and Apollo Global Management.

DAVID S. HARRIS, 62
Chief Operating Officer, Seven Oaks Acquisition Corp. Director Since: 2012

Background
David S. Harris has served as a director since May 7, 2012. He has also served as our Lead Independent Director from November 9, 2021 to April 1, 2022 and as our non-executive Chairman of the Board since April 1, 2022. Mr. Harris has served as the Chief Operating Officer of Seven Oaks Acquisition Corp. (Nasdaq: SVOK) since December 2020 and as President of Grant Capital, Inc., a private investment company, since January 2002. From May 2001 until December 2001, Mr. Harris served as a Managing Director in the investment banking division of ABN Amro Securities LLC. From September 1997 until May 2001, he served as a Managing Director and Sector Head of the Retail, Consumer and Leisure Group of ING Barings LLC, a financial institution. From 1986 to 1997, Mr. Harris served in various capacities as a member of the investment banking group of Furman Selz LLC. Since 2004, Mr. Harris has been a director of REX American Resources Corporation (NYSE: REX), where he currently serves as Lead Director and Chairman of the Audit and Compensation Committees. From July 2018 to January 2020, Mr. Harris served as a director of Spectrum Brands Holdings, Inc. (NYSE: SPH). He is also a former director of Steiner Leisure Limited and Michael Anthony Jewelers, Inc.
Director Highlights
Mr. Harris brings to the Board significant investment banking, corporate finance, accounting and capital markets experience, as well as valuable insight into strategic, financial and operational issues of retail companies gained in connection with his service on the boards of a number of public and private companies.

2022 PROXY STATEMENT	19
Corporate Governance

DEBORAH M. DERBY, 58
Former President, Horizon Group USA, Inc. Director Since: 2018

Background
Deborah M. Derby has served as a director since June 7, 2018. Ms. Derby most recently served as the Chief Administrative Officer of The Children’s Place, a children’s specialty apparel retailer, from July to December 2021. From April 2016 until June 2020, Ms. Derby was the President of Horizon Group USA, Inc., a privately held wholesaler of craft components and activity kits. Prior to being named President, and after stepping down in June 2020, Ms. Derby served as a consultant to Horizon Group USA from November 2015 to March 2016 and from July to September 2020, respectively. Prior to that, Ms. Derby had a 15-year career at Toys “R” Us, Inc., where she served in a variety of senior executive positions including Vice Chairman, Executive Vice President, Chief Administrative Officer and President of Babies "R" Us. Prior to that, Ms. Derby spent eight years at Whirlpool Corporation, where, among other things, she was an employment attorney and Corporate Director, Compensation & Benefits. Ms. Derby has served as a director of Henry Schein, Inc. (Nasdaq: HSIC) since February 2021. She also served as a director of the Vitamin Shoppe, Inc. (NYSE: VSI) from 2012 to December 2019.
Director Highlights
Ms. Derby brings to the Board a significant understanding of strategic, financial, operational and organizational issues of consumer-focused companies gained in connection with her service on the boards of public companies and as a senior executive of several retail and consumer goods companies, as well as valuable experience in retailing, supply chain management, legal and financial analysis, human resources and executive compensation.

MATTHEW DUNNIGAN, 38
Chief Financial Officer, Restaurant Brands International Inc. Director Since: 2018

Background
Matthew Dunnigan has served as a Class B director since November 30, 2018 and as a Class A director from February 5, 2018 until November 30, 2018. Mr. Dunnigan has been Chief Financial Officer of Restaurant Brands International Inc. ("RBI") since January 2018 and served as RBI's Treasurer from October 2014 to January 2018. Prior to joining RBI, Mr. Dunnigan served as a Vice President of Crescent Capital Group LP from September 2013 to October 2014, investing in debt securities across all levels of the capital structure, and as an investment professional in private equity for H.I.G. Capital from July 2008 to June 2011. Prior to that, he worked in investment banking with Bear, Stearns & Co., Inc. for two years. Since February 2019, Mr. Dunnigan has served as a director of Royale JVC Limited, a joint venture that is Burger King's master franchisee in the United Kingdom.
Director Highlights
Mr. Dunnigan brings to the Board significant knowledge of quick service restaurants gained in connection with his employment as an executive officer of RBI, as well as valuable experience in finance, mergers and acquisitions, accounting, corporate strategy and sustainability.

20	CARROLS RESTAURANT GROUP, INC.
Corporate Governance

THOMAS B. CURTIS, 58
President, Burger King Corporation, Americas Director Since: 2021

Background
Thomas B. Curtis has served as a Class B director since July 13, 2021. Since August 2021, Mr. Curtis has served as the President of Burger King Corporation ("BKC"), Americas. From May 2021 to August 2021, Mr. Curtis served as the Chief Operating Officer of BKC, Americas, where he was responsible for overseeing field operations, restaurant development and restaurant operations. Prior to joining BKC, Mr. Curtis spent 35-years at Domino’s Pizza, Inc., where he most recently served as Executive Vice President, U.S. Operations and Global Operations Support, overseeing both franchise and company-owned operations from March 2020 to April 2021. Prior to that, he served as Executive Vice President, Corporate Operations from July 2018 to March 2020, and as Vice President of Franchise Relations and Operations Innovation from March 2017 to July 2018. Mr. Curtis joined Domino’s in 2006, after being a Domino’s franchisee since 1987.
Director Highlights
Mr. Curtis brings to the Board significant knowledge and experience with respect to restaurant companies gained in connection with his employment as an executive officer of BKC and Domino’s.

Information Regarding Executive Officers

Name	Age	Position
Paulo A. Pena	49	President and Chief Executive Officer
Anthony E. Hull	64	Vice President, Chief Financial Officer and Treasurer
Richard G. Cross	59	Vice President and Chief Development Officer
Jared L. Landaw	57	Vice President, General Counsel and Secretary
Gerald J. DiGenova	65	Vice President, Human Resources
Nathan Mucher	50	Vice President, Chief Information Officer
For biographical information regarding Paulo A. Pena, please see "— Director Nominees' Principal Occupation, Business Experience, Qualifications and Directorships."

ANTHONY E. HULL, 64 Vice President, Chief Financial Officer and Treasurer

Anthony E. Hull has been Vice President, Chief Financial Officer and Treasurer since January 2020. Mr. Hull served as Senior Advisor from November 2018 until March 2019, Executive Vice President, Chief Financial Officer and Treasurer from July 2006 until November 2018 and performed the functions of Chief Accounting Officer from December 2007 until February 2008 of Realogy Holdings Corp. (NYSE: RLGY) (“Realogy”), a leading and integrated provider of real estate services in the United States. Mr. Hull also served as Executive Vice President, Finance of Cendant Corporation (“Cendant”), a diversified holding company, from October 2003 until Realogy’s separation from Cendant in July 2006. From January 1996 to September 2003, Mr. Hull served as Chief Financial Officer for DreamWorks, a diversified entertainment company. From 1994 until 1995, Mr. Hull served as Chief Financial Officer of King World Productions, Inc., a NYSE listed television syndication and production company. From 1990 to 1994, Mr. Hull worked in various capacities for Paramount Communications, a diversified entertainment and publishing company. From 1984 to 1990, Mr. Hull worked in investment banking at Morgan Stanley.

2022 PROXY STATEMENT	21
Corporate Governance

RICHARD G. CROSS, 59 Vice President and Chief Development Officer

Richard G. Cross has been Vice President and Chief Development Officer since December 2021. Mr. Cross was Vice President, Real Estate from July 2001 until December 2021 and Director of Real Estate from 1994 until July 2001. Mr. Cross served as a Real Estate Manager from 1993 until 1994 and as a Real Estate Representative from 1987 until 1993. Mr. Cross joined Carrols in May 1984 and held various positions in the Purchasing Department until 1987.

JARED L. LANDAW, 57 Vice President, General Counsel and Secretary

Jared L. Landaw has been Vice President, General Counsel and Secretary since February 2021. He has also overseen our sustainability efforts since that time. Prior to joining Carrols, Mr. Landaw was a Partner, Chief Operating Officer and General Counsel of Barington Capital Group, L.P., a collaborative activist investment firm where he worked from June 2004 until January 2021. At Barington, Mr. Landaw frequently assisted public companies in its investment portfolio with a wide variety of matters, including acquisitions, corporate governance, investor communications, director recruiting, SEC filings and board of director matters. Prior to that, he served as the Vice President of Law at International Specialty Products Inc. (formerly NYSE: ISP) and as an attorney in the mergers & acquisitions practice group at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Landaw is a member of the Board of Directors of Costar Technologies, Inc. (OTC Markets Group: CSTI).

GERALD J. DIGENOVA, 65 Vice President, Human Resources

Gerald J. DiGenova has been Vice President, Human Resources since July 2001. Mr. DiGenova was Director of Human Resources from January 1996 until June 2001. Mr. DiGenova served as Director of Safety and Risk Management from 1992 until December 1995 and Personnel Manager from January 1985 until January 1992. Mr. DiGenova has been an employee of ours since 1973, when he began as an hourly restaurant team member.

NATHAN MUCHER, 50 Vice President, Chief Information Officer

Nathan Mucher has been Vice President, Chief Information Officer since November 2018. Before joining us, Mr. Mucher served as Vice President, Information Technology for Krispy Kreme Doughnuts from 1999 until 2018, as a consultant for Novartis Animal Health from July 1998 to December 1998, as a System Analyst for JS Walker & Company, an information technology consulting service provider, from 1996 until 1998, and as a senior programmer for William James and Associates, an information technology consulting service firm, from 1994 until 1996.

22	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Information Regarding the Board of Directors and Committees
Board Meetings
During the 2021 fiscal year, our Board of Directors met or acted by unanimous consent on 20 occasions. All of our directors attended each meeting of the Board of Directors and of any committees of the Board of Directors on which they served during the 2021 fiscal year. The independent members of our Board of Directors met in executive session at each regular quarterly meeting of the Board of Directors without management in attendance as well as at other times during the past fiscal year. While we do not have a policy on attendance by directors at our annual meeting of stockholders, all of our directors serving at such time attended our 2021 Annual Meeting.
Independence of Directors
As required by the listing standards of NASDAQ, a majority of the members of our Board of Directors must qualify as “independent”, as affirmatively determined by our Board of Directors. Our Board of Directors determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”
Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and us, our executive officers and our independent registered public accounting firm, the Board of Directors has affirmatively determined that 67% of our Board of Directors is currently comprised of independent directors. Our independent directors pursuant to NASDAQ listing standards are Hannah S. Craven, Deborah M. Derby, David S. Harris, Lawrence E. Hyatt, Matthew Perelman and Alexander Sloane. John D. Smith, if elected as a Class I director at the 2022 Annual Meeting, will also be an independent director pursuant to NASDAQ listing standards.
Mandatory Retirement Policy
Our Board of Directors is subject to a mandatory retirement policy which provides that no person (including any currently serving member of the Board) shall (A) be eligible for election as a director who (i) is 75 years of age, which we refer to as the “Mandatory Retirement Age”, or older, or (ii) would reach the Mandatory Retirement Age within one (1) year after the date on which he or she would stand for election to the Board or (B) continue to serve as a director following the end of the calendar year that such person attains the Mandatory Retirement Age.
Family Relationships
There are no family relationships between any of our executive officers or directors.

2022 PROXY STATEMENT	23
Corporate Governance
Committees of the Board
The standing committees of our Board of Directors consist of an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our Board of Directors may also establish from time to time other committees that it deems necessary or advisable.

AUDIT COMMITTEE

Members Lawrence E. Hyatt (Chair) Hannah S. Craven David S. Harris Meetings: During the 2021 fiscal year, the Audit Committee met or acted by unanimous consent on eight occasions.
Principal Responsibilities:
Our Audit Committee, among other things:
•reviews our annual and interim financial statements and reports to be filed with the SEC;
•monitors our financial reporting process and internal control system;
•appoints and replaces our independent outside auditors from time to time, determines their compensation and other terms of engagement and oversees their work;
•oversees the performance of our internal audit function;
•conducts a review of all related party transactions for potential conflicts of interest and approves all such related party transactions;
•establishes procedures and monitors the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•oversees our compliance with legal, ethical and regulatory matters.
The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are approved in advance by our Audit Committee. The Audit Committee has adopted a formal written Audit Committee charter that complies with the requirements of the Exchange Act and the NASDAQ listing standards. The charter is reviewed by the Audit Committee annually and was last updated by the Board in 2021. A copy of the Audit Committee charter is available on the investor relations section of our website at www.carrols.com.
All three members of the Audit Committee satisfy the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, and Rule 5605 of the NASDAQ listing standards. Each member of our Audit Committee is financially literate and the Board of Directors has determined that Mr. Hyatt is an Audit Committee “financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, and has the financial sophistication required under the NASDAQ listing standards.

24	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Audit Committee Report
Management has primary responsibility for preparing the Company's financial statements and establishing an effective system of internal control over financial reporting and disclosure controls and procedures. The Company's independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company's financial statements with generally accepted accounting principles and as to the effectiveness of the Company's internal control over financial reporting based on their audit. The Audit Committee oversees on behalf of the Board (i) the accounting, financial reporting and internal control processes of the Company and (ii) the audits of the financial statements and internal controls of the Company.
The Audit Committee operates under a written charter adopted by the Board which sets forth its responsibilities and duties. The Audit Committee charter is available on the investor relations section of our website at www.carrols.com.
The Company has an internal audit department that reports to the Audit Committee. The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year, which include discussions of audit project results, as well as quarterly assessments of internal controls.
The Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the 2021 fiscal year ended January 2, 2022 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed pursuant to Auditing Standard No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board (“PCAOB”), and PCAOB's Auditing Standard No. 2201, “An Audit of Internal Control Over Financial Reporting That is Integrated with an Audit of Financial Statements.” The Audit Committee also discussed with Deloitte the firm’s independence from the Company and management, including the independent auditor's written disclosures required by Ethics & Independence Rule No. 3526, Communication with Audit Committees Concerning Independence, adopted by the PCAOB.
The Audit Committee discussed with Deloitte the overall scope and plans for the audit. The Audit Committee met with Deloitte both with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.
Management has completed its annual documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee met periodically, both independently and with management, to review and discuss the Company’s progress in complying with Section 404, including PCAOB Auditing Standard No. 2201 regarding the audit of the system of internal control over financial reporting. The Audit Committee also met periodically with Deloitte to discuss our internal controls and the status of the Company’s Section 404 compliance efforts. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal controls.
Based on the foregoing, we have recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended January 2, 2022 for filing with the Securities and Exchange Commission.
Audit Committee
Lawrence E. Hyatt, Chair
Hannah S. Craven
David S. Harris

2022 PROXY STATEMENT	25
Corporate Governance

COMPENSATION COMMITTEE

Members
David S. Harris (Chair)
Hannah S. Craven
Deborah M. Derby
Matthew Perelman
Alexander Sloane
Meetings:
During the 2021 fiscal year, the Compensation Committee met or acted by unanimous consent on 18 occasions.

Principal Responsibilities:
Our Compensation Committee, among other things:
•provides oversight on the development and implementation of the compensation policies, strategies, plans and programs for our outside directors and disclosure relating to these matters; and
•reviews and approves the compensation of our Chief Executive Officer and the other executive officers of us and our subsidiaries.
The processes and procedures that the Compensation Committee uses to determine executive officer compensation and outside directors’ compensation are described in the Compensation Discussion and Analysis included in this Proxy Statement.
The Compensation Committee has adopted a formal, written Compensation Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. The charter is reviewed by the Compensation Committee annually and was last updated by the Board in 2021. A copy of the Compensation Committee charter is available on the investor relations section of our website at www.carrols.com.
All five members of our Compensation Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. The purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to the compensation of our executive officers.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Members
Hannah S. Craven (Chair)
David S. Harris
Lawrence E. Hyatt
Matthew Perelman
Alexander Sloane
Meetings:
During the 2021 fiscal year, the Corporate Governance and Nominating Committee met or acted by unanimous written consent on four occasions.

Principal Responsibilities:
Our Corporate Governance and Nominating Committee, among other things:
•establishes criteria for Board and committee membership and recommends to our Board of Directors proposed nominees for election to the Board of Directors and for membership on committees of the Board of Directors;
•evaluates and makes recommendations to the Board on the overall effectiveness of the Board and its committees; and
•makes recommendations to our Board of Directors regarding corporate governance matters and practices.
The Corporate Governance and Nominating Committee has adopted a formal written Corporate Governance and Nominating Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. The charter is reviewed by the committee annually and was last updated by the Board in 2022. A copy of the Corporate Governance and Nominating Committee charter is available on the investor relations section of our website at www.carrols.com.
All of the members of our Corporate Governance and Nominating Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards.

26	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Nominations for the Board of Directors
The Corporate Governance and Nominating Committee receives and reviews recommendations of potential director candidates from a wide variety of sources, including, without limitation, current executive officers, directors and stockholders. The Corporate Governance and Nominating Committee has in the past also utilized third party search firms to identify director candidates and may employ such firms in the future.
Qualifications of Director Candidates
The Corporate Governance and Nominating Committee considers director candidates based upon a number of qualifications. The qualifications for consideration as a director nominee vary according to the particular area of expertise being sought as a complement to the existing composition of the Board. At a minimum, however, the Corporate Governance and Nominating Committee seeks candidates for director who possess:
•the highest personal and professional ethics, integrity and values;
•the ability to exercise sound judgment;
•the ability to make independent analytical inquiries and question the consensus view in the boardroom when deemed appropriate;
•the willingness and ability to devote adequate time, energy and resources to diligently perform Board and Board committee duties and responsibilities; and
•a commitment to representing the long-term interests of the stockholders.
In addition to such minimum qualifications, the charter of the Corporate Governance and Nominating Committee provides that the committee is to consider the following factors when evaluating potential director candidates:
•whether the individual possesses specific industry expertise and familiarity with general issues affecting our business;
•whether the person would qualify as an “independent” director under the rules of the SEC and NASDAQ; and
•whether the nominee, if elected, will improve the diversity of the Board (including, without limitation, the diversity of the race, ethnicity, gender, age and other differentiating attributes of its members) and assist in achieving a mix of professional backgrounds, experiences, knowledge, abilities, views and perspectives that enhance the Board’s ability to effectively fulfill its responsibilities.

The Board believes that a diverse boardroom helps improve Board performance and decision-making. The charter of the Corporate Governance and Nominating Committee was amended in 2022 to provide that the committee is to consider whether an individual will improve the diversity of the Board (including, without limitation, the diversity of the race, ethnicity, gender, age and other differentiating attributes of its members) when evaluating potential director candidates. The committee implements this policy, and assesses its effectiveness, by examining the diversity of the Board when it selects nominees for directors. An individual’s diversity characteristics is one of a number of factors that are considered by the committee when evaluating potential director candidates.

Director Independence and Performance
The Corporate Governance and Nominating Committee is responsible for ensuring that the Board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by NASDAQ and/or the SEC. In addition, prior to nominating an existing director for re-election to the Board, the Corporate Governance and Nominating Committee considers and reviews such existing director’s Board and committee attendance as well as the performance, independence, experience, skills and the contributions that the existing director brings to the Board.

2022 PROXY STATEMENT	27
Corporate Governance
Stockholder Nominations
The Corporate Governance and Nominating Committee will consider qualified director candidates recommended by stockholders and will apply the same standards in evaluating candidates recommended by stockholders as it does in evaluating candidates recommended from other sources. Stockholders wishing to recommend persons for consideration by the Corporate Governance and Nominating Committee as nominees for election to the Board can do so by writing to Jared L. Landaw, Vice President, General Counsel and Secretary, Carrols Restaurant Group, Inc., 968 James Street, Syracuse, New York 13203. Recommendations should include the name, Company stock ownership and contact information of the person making the recommendation, the candidate’s name, address and other contact information, any direct or indirect holdings of the Company’s securities by the candidate, and the candidate’s current public and private company affiliations, employment history and qualifications. All recommendations will be forwarded to the Chair of the Corporate Governance and Nominating Committee for review and consideration. In addition, stockholders of record may nominate candidates for election to the Board by following the procedures set forth in Section 11 of the Company’s Bylaws.
Board Leadership Structure and Role in Risk Oversight
Board Leadership
The Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate or combined and believes that the optimal leadership structure varies based on the unique circumstances and challenges confronting the Company at any given time. It is the policy of the Board, however, that when the position of Chairman is not held by an independent director, a Lead Independent Director will be designated by the Board. In November 2021, the Board appointed David S. Harris as Lead Independent Director. The Lead Independent Director’s duties include: (i) serving as a liaison between the Chairman and the independent directors of the Board; (ii) presiding at meetings of the Board where the Chairman is not present, including executive sessions of the independent directors; (iii) approving meeting agendas for the Board and meeting schedules; and (iv) ensuring that he or she is available for consultation and direct communication with the Company’s major stockholders upon request.
In September 2021, the Company announced that Mr. Accordino would be retiring as Chairman, President and CEO of the Company in 2022 and that the Board had commenced a search for a new CEO. The Corporate Governance and Nominating Committee and the Board carefully considered the appropriate leadership structure of the Company following Mr. Accordino’s pending retirement and determined that the optimal leadership structure would be to have an independent Chairman of the Board. On April 1, 2022, Mr. Accordino retired as Chairman, President, CEO and as a member of the Board and Mr. Harris was appointed by the Board to serve as its non-executive Chairman.
Risk Oversight
We face a variety of risks to our business, including, without limitation, operational, strategic, human capital management, financial, accounting, legal, regulatory, cybersecurity and reputational risks. Effectively identifying, managing and mitigating our exposure to such risks is critical.
Our Board of Directors believes that oversight of risk management is the responsibility of the full Board, with support from its committees and senior management. One of the Board's principal responsibilities in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risks. We believe that the current leadership structure of the Board of Directors enhances the ability of the Board to fulfill its oversight responsibility.
Some risks, particularly those relating to potential operating liabilities, the protection against physical loss or damage to our facilities, and the possibility of business interruption resulting from a large loss event, are contained and managed by legal contracts of insurance. Our insurance contracts are reviewed, managed and procured by our Risk Management and Legal departments along with our Chief Financial Officer to optimize their completeness and efficacy, and our Vice President of Human Resources (who is responsible for Risk Management) advises the Board on matters relating to insurance as appropriate. Periodic presentations are made to the Board to identify and discuss risks and the mitigation of risk. In addition, the Audit Committee assesses and oversees business risks as a component of their review of the business and financial activities of the Company.

28	CARROLS RESTAURANT GROUP, INC.
Corporate Governance

BOARD OF DIRECTORS
•Has ultimate responsibility for the oversight of risk management.
•The Board has assigned oversight of certain categories of risk to committees of the Board.
•The Board and its committees consult with external advisors, including outside counsel, consultants and auditors, to ensure that they are informed about potential risks facing the Company.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

•Oversees the Company’s systems of internal accounting and financial controls, the performance of the Company’s internal audit function and the Company’s risk assessment and risk management policies.
•Reviews management ethics and anti-fraud programs.
•Discusses with management major risk exposures (whether financial, operating, cybersecurity or otherwise) and the steps management has taken to monitor and control such exposures.
•Reviews related party transactions for potential conflicts of interest.

•Reviews and approves all compensation plans of the Company.
•Considers the impact of the Company's employee compensation plans and practices on risk taking and risk mitigation.
•Reviews plans for the development, retention and replacement of key executives, including executive succession plans.

•Oversees the Company’s ethics and other policies to encourage the highest levels of corporate conduct by the Board, the Company and its officers, employees and agents.
•Assists the Board in its oversight of the Company's corporate governance.
•Evaluates and makes recommendations to the Board on the overall effectiveness of the Board and its committees.
•Oversees the Company’s policies, goals and initiatives related to sustainability and environmental, social and governance (ESG).

MANAGEMENT
•Responsible for the day-to-day management and mitigation of risk.
•Provides reports to the Board and its committees regarding material risks and the actions management has taken to monitor, quantify, control and mitigate such risks.

2022 PROXY STATEMENT	29
Corporate Governance
CEO Succession Plan
In connection with the Board’s risk oversight responsibilities, the Board implemented a CEO Succession Plan in 2021. The plan is designed to ensure that the key functions of the CEO are well-understood and can be performed by members of the executive team and senior staff on a temporary basis to ensure organizational stability in the event the CEO becomes ill, temporarily disabled or is otherwise unable to perform the functions required of his position.
Corporate Governance Guidelines
In 2021, the Board adopted Corporate Governance Guidelines. Among other things, our Corporate Governance Guidelines cover topics including director qualification standards, the selection and responsibilities of a Lead Independent Director when the position of Chairman is not held by an independent director, director attendance and executive session requirements, service by our directors on the boards of other publicly-traded companies, and the Board’s mandatory retirement policy. Our Corporate Governance Guidelines are available on the investor relations section of our website at www.carrols.com.
Code of Ethics
We have adopted written codes of ethics applicable to our directors, officers and employees in accordance with the rules of the SEC and the NASDAQ listing standards. These include a Code of Business Conduct and Ethics and a Code of Ethics for Executives and Principal Financial Employees. The purpose of these codes is to, among other things, promote honest and ethical conduct, proper accounting, fair and accurate disclosure in the Company’s public filings, and compliance with laws, rules and regulations. Each of these codes was reviewed and updated by the Board and its relevant committees in 2021. The Company also has an Ethics Hotline policy which sets forth procedures for the confidential, anonymous reporting by employees of concerns including unethical business or personal conduct, questionable accounting, financial reporting or auditing matters, and potential violations of state or federal law. We make our codes of ethics available free of charge on the investor relations section of our website at www.carrols.com. We will disclose on our website amendments to or waivers from our codes of ethics in accordance with all applicable laws and regulations.
Clawback Policy
In April 2021, we adopted an incentive compensation clawback policy. The policy is designed to ensure that incentive compensation is paid based on accurate financial and operating data and the correct calculation of the Company's performance against incentive targets. The policy permits the Company's Compensation Committee to seek the recovery of incentive compensation in the event of fraud or misconduct or a restatement of the financial or operating results of the Company that, in either case, results in the overpayment of incentive compensation. The policy applies to incentive compensation paid, granted, vested, credited or accrued after May 1, 2021, except to the extent prohibited by law or legal obligation.

30	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
Stock Ownership Guidelines
In April 2021, we adopted a stock ownership guidelines policy applicable to the Company’s executive officers. The policy was implemented to help align the interests of our executive officers with stockholders by ensuring that they have a significant ownership interest in the Company.
Our stock ownership guidelines policy establishes requirements for our executive officers to maintain the following minimum levels of stock ownership:

Officer	Amount of Stock Required
President and Chief Executive Officer	6 times base salary
Chief Financial Officer	3 times base salary
Vice President and Chief Development Officer	1.5 times base salary
Vice President and Chief Information Officer	1.5 times base salary
Vice President, Human Resources	1.5 times base salary
Vice President and General Counsel	1.5 times base salary
Executive officers have five years following the date that they became subject to the policy to comply with the applicable minimum level of stock ownership. Once the minimum ownership level is achieved, it must be maintained by the executive officer for as long as the officer remains subject to the policy. The policy also applies to our independent, non-employee directors, requiring them to own common stock with a market value of five times their annual cash retainer within five years of their election to the Board. Currently, all officers and directors are in compliance with these guidelines or have additional time to meet these guidelines pursuant to the standards described above.
Prohibition of Hedging and Pledging
The Company has a written Management Insider Trading Policy that, among other things, prohibits directors and executive officers from engaging in short selling and hedging transactions with respect to the Company's securities, buying or selling “uncovered” put options, call options or other derivative securities relating to the Company, purchasing the Company’s securities on margin, borrowing against Company securities in a margin account and pledging the Company’s securities.
Board and Committee Evaluations
The Corporate Governance and Nominating Committee conducts an evaluation of the effectiveness of the Board and its three standing committees on an annual basis. The purpose of the evaluations is to identify ways to enhance the performance and effectiveness of the Board and its committees. The Corporate Governance and Nominating Committee is responsible for overseeing the evaluation process and for making recommendations to the Board. The evaluation process includes, among other things, an assessment of the performance of the Board and its committees completed by each director.
As part of the evaluation, our directors consider, among other things, the Board’s composition and processes to ensure that Board and committee meetings are conducted in a manner that promotes open and constructive communication, critical thinking and rigorous decision-making, sufficient time is allocated for such meetings, agenda items address matters of importance to the Company and the Board has sufficient access and open lines of communication with management. The results of the evaluation conducted in 2021 have helped drive clarity on key areas for the Board’s focus. They have also led to improvements in the composition and diversity of the Board.
Director Education
Director education assists Board members in fulfilling their oversight and advisory responsibilities. Director education is an ongoing process, which begins when a director joins the Board. New directors are provided with an orientation and onboarding information with respect to the Company. In addition, directors receive Board and committee presentations and regular communications from senior executives to keep them apprised of important developments pertaining to the Company and its industry. Continuing director education is also provided during Board meetings utilizing outside speakers. The Corporate Governance and Nominating Committee oversees the process for the orientation of new directors and for the continuing education of Board members.

2022 PROXY STATEMENT	31
Corporate Governance
Stockholder Engagement
Carrols greatly values the opinions of our stockholders. We therefore actively engage with our stockholders in a number of forums throughout the year, including at analyst conferences and through direct meetings. We share feedback received during our engagement with the Board and relevant committees and take such feedback into consideration as we review and update our policies, practices and disclosures. We also monitor developments in corporate governance, executive compensation and sustainability and review our practices against guidelines published by institutional investors and proxy advisory firms.
Since the beginning of fiscal 2021, members of our senior management team have engaged with 20 stockholders representing approximately 54% of our shares on a fully-converted basis. Mr. Accordino, our former Chairman of the Board, or Mr. Harris, our current Chairman of the Board and Chair of the Board’s Compensation Committee, participated in a majority of these meetings. In addition to discussing our business strategy and financial performance, we engaged with stockholders to learn their perspectives on a variety of matters, including executive compensation and corporate governance.
Our People and Communities, Workplace Health and Safety, and Sustainability
Carrols is committed to creating long-term value for our stockholders through sustainable business practices that support our employees, customers and the communities we serve. The Nomination and Corporate Governance Committee oversees the Company’s policies, goals and initiatives related to sustainability and environmental, social and governance (ESG).

Our People and Communities

Our greatest asset is our people; people who work together and are dedicated to providing outstanding service and quality food for the thousands of guests we serve each and every day. Our employee base includes over 25,000 team members who work at our approximately 1,091 restaurants located in 23 states. We are committed to having a diverse workforce and an inclusive culture in which employees feel valued, respected and heard. As of March 31, 2022, approximately 55% of our employees were female and approximately 50% of our employees self-identified as being a member of a racial or ethnic minority group.
We provide extensive training to our team members and actively support career building. In fact, a majority of the managers currently working at our restaurants and in our operating regions have risen through the ranks at the Company, as have two members of our executive management team and our former CEO.
We are also dedicated to helping build supportive and caring communities. By encouraging volunteerism and matching employee donations through our Dollars for Doers Volunteer Program, we are partnering with our employees to support charitable services that help strengthen the communities where our employees work and live.

As of March 31, 2022, approximately 55% of our employees were female and approximately 50% of our employees self- identified as being members of a a racial or ethnic minority group.

Workplace Health and Safety
The health and well-being of our employees and guests has always been our top priority. We operate in accordance with quality assurance and health standards mandated by federal, state and local governmental laws and regulations. These include, among other things, rules regarding food handling and cleanliness, minimum cooking times and temperatures, and maximum time standards for holding prepared food.
As part of our workplace health and safety initiatives, we provide both classroom and in-restaurant training for all our restaurant personnel to help protect both our guests and team members. Our restaurants also undergo unscheduled inspections by third-party firms under oversight by our franchisors to help ensure that quality and safety protocols are being followed on a consistent basis. Our restaurant managers also conduct internal inspections for taste, quality, cleanliness and food safety on an ongoing basis.

32	CARROLS RESTAURANT GROUP, INC.
Corporate Governance
In response to the COVID-19 pandemic, we made numerous adaptations to our operations in order to continue to operate safely. Among other things, we mandated the use of masks, sanitizers and contactless procedures in our restaurants, and required team members to complete a health screening assessment and have their temperatures taken at the beginning of each shift. We also implemented low contact procedures for food delivery and installed plexiglass barriers at our front counters and drive-thrus to help protect our employees and guests. In addition, we launched delivery services at our Burger King® restaurants in March of 2020 and currently offer food delivery services at almost all of our restaurants through third-party delivery partners who also have strict safety protocols in place. Finally, we established a "Carrols Cares" fund at the outset of the COVID-19 pandemic to provide immediate relief to our team members in need. As of March 31, 2022, this fund has provided financial assistance to over 640 of our employees.

Sustainability
Carrols is one of the largest restaurant franchisees in the United States, operating, as of March 31, 2022, 1,026 Burger King® restaurants and 65 Popeyes® restaurants. As a franchisee, we are subject to strict guidelines established by our franchisors which require us to operate our business in a prescribed manner, including with respect to the food we serve, how it is prepared, where it is purchased, and how it is packaged, advertised and sold. As the largest franchisee of Burger King® restaurants in the United States, we strongly support the efforts of Restaurant Brands International Inc. (“RBI”) – the parent company of Burger King® and Popeyes® – in areas including responsible sourcing, sustainable packaging, and removing preservatives and artificial colors and flavors from the food we serve. Since April 2021, we have been consulting with the sustainability team at RBI to receive updates on their efforts as well as to share with them our thoughts and recommendations. In addition to supporting RBI’s sustainability initiatives, Carrols is committed to leading our own efforts in areas such as food quality and safety, reducing energy use, employee well-being, career development, community support and volunteerism.
Over the past year, we have provided increased disclosure regarding of our sustainability program on our website and in our sustainability report, both of which can be viewed at www.carrols.com/home/sustainability.

2022 PROXY STATEMENT	33
Corporate Governance
Delinquent Section 16 Reports
Based upon a review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act, and on representations from our executive officers and directors and persons who beneficially own more than 10% of our common stock, all filing requirements of Section 16(a) of the Exchange Act were complied with in a timely manner during the 2021 fiscal year.
Stockholder Communications with the Board of Directors
Any stockholder or other interested party who desires to communicate with our Chairman of the Board, the entire Board, the independent directors or any individual director may do so by writing to the desired recipient or recipients c/o Chairman of the Board of Directors, Carrols Restaurant Group, Inc., 968 James Street, Syracuse, New York 13203. Communications will then be distributed to the appropriate director or directors unless the communication is offensive, primarily commercial in nature, or relates to an improper or irrelevant topic.
Security Ownership of Certain Beneficial Owners and Management
The following table provides information regarding beneficial ownership of our common stock as of April 22, 2022 and to reflect the conversion of Series B Preferred Stock into shares of our common stock by:
•each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;
•each of our directors, nominees for director and Named Executive Officers (as defined in “Executive Compensation—Compensation Discussion and Analysis” herein) individually; and
•all directors and executive officers as a group.
There were 53,255,697 shares of our common stock outstanding on April 22, 2022 (without giving effect to the conversion of Series B Preferred Stock).
Unless noted otherwise, to our knowledge, each of the following persons listed below have sole voting and investment power with respect to the shares of common stock beneficially owned, except to the extent that authority is shared by spouses or others under applicable law or otherwise.
The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. Beneficial ownership includes (i) shares of common stock which a person has either sole or shared voting power or investment power and also any shares the person has the right to acquire within 60 days following April 22, 2022 through the exercise any stock option or other right, including options to officers and directors authorized by Board resolution, but not yet issued, and (ii) shares of common stock issuable upon conversion of Series B Preferred Stock held by a person that were convertible on April 22, 2022 or convertible within 60 days following that date. However, such shares are not considered outstanding for the purpose of computing the percentage ownership of any other person except as otherwise indicated with respect to the Series B Preferred Stock, nor is there any obligation to exercise any of the options or to convert the Series B Preferred Stock. Except as otherwise indicated, the address for each beneficial owner is c/o Carrols Restaurant Group, Inc., 968 James Street, Syracuse, NY 13203.

34	CARROLS RESTAURANT GROUP, INC.
Corporate Governance

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Percent of Class Giving Effect to the Conversion of Series B Preferred Stock(1)
Cambridge Franchise Holdings, LLC(2)	14,814,815	27.8%	23.6%
Cambridge Franchise Partners, LLC
Matthew Perelman
Alexander Sloane
Restaurant Brands International Inc.(3)	9,414,580	—%	15.0%
Restaurant Brands International Limited Partnership
Russell Investments Group, Ltd.(4)	4,166,327	7.8%	6.6%
Daniel T. Accordino (5)	2,511,189	4.7%	4.0%
Paulo A. Pena(6)	700,000	1.3%	1.1%
Anthony E. Hull(7)	603,853	1.1%	1.0%
Richard G. Cross(8)	287,463	*	*
Jared L. Landaw	156,000	*	*
Nathan Mucher(9)	93,049	*	*
Carl S. Hauch(10)	—	—%	—%
David S. Harris	185,576	*	*
Hannah S. Craven	109,496	*	*
Deborah M. Derby	84,228	*	*
Lawrence E. Hyatt	86,502	*	*
Thomas B. Curtis (11)	—	—%	—%
Matthew Dunnigan(11)	—	—%	—%
Matthew Perelman(12)	15,049,029	28.3%	24.0%
Alexander Sloane(13)	14,918,079	28.0%	23.8%
John D. Smith	—	—%	—%
All directors and executive officers as a group(14)	17,699,304	33.2%	28.2%
*    Less than 1.0%.
(1)Percentages calculated on the basis of a number of shares of our common stock outstanding equal to the sum of (i) 53,255,697, the number of shares of our common stock outstanding as of April 22, 2022, and (ii) 9,414,580, the number of shares of our common stock that would be issuable upon the conversion of all of the outstanding shares of Series B Preferred Stock.
(2)Information was obtained from a Schedule 13D/A (Amendment No. 1) filed on September 3, 2019 with the SEC. Cambridge Holdings and CFP each has sole voting power and sole dispositive power over 0 shares of our common stock and shared voting power and shared dispositive power over 14,814,815 shares of our common stock. The address for each of Cambridge Holdings and CFP is 853 Broadway, Suite 1605, New York, New York 10003.
(3)Information was obtained from a Schedule 13D/A (Amendment No. 2) filed on May 9, 2019 with the SEC. BKC and Blue Holdco, another affiliate of RBI, beneficially own an aggregate of 9,414,580 shares of our common stock issuable upon the conversion of shares of Series B Preferred Stock. RBI and Restaurant Brands International Limited Partnership (“RBI LP”) each has sole voting power over 9,414,580 shares, sole dispositive power over 9,414,580 shares and shared voting and shared dispositive power over 0 shares. The address for RBI and RBI LP is 130 King Street West, Suite 300, P.O. Box 399, Toronto, Ontario M5X 1E1 Canada.
(4)Information was obtained from a Schedule 13G filed on February 12, 2020 with the SEC. The address for Russell Investments Group, Ltd. is 1301 Second Avenue, Suite 1800, Seattle, Washington 98101. Russell Investments Group, Ltd. has sole voting power over 4,166,327 shares of our common stock and shared dispositive power over 4,166,327 shares of our common stock.
(5)Includes shares of common stock issuable pursuant to 625,000 vested stock options.
(6)Includes 600,000 shares of performance based restricted stock granted on April 1, 2022 in accordance with Mr. Pena's appointment as our President and Chief Executive Officer.
(7)Includes shares of common stock issuable pursuant to 21,354 restricted stock units and 34,000 vested stock options.
(8)Includes shares of common stock issuable pursuant to 5,080 restricted stock units and 25,500 vested stock options.
(9)Includes shares of common stock issuable pursuant to 4,397 restricted stock units and 8,500 vested stock options.
(10)Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed on March 12, 2021 with the SEC as adjusted for forfeited restricted shares. Mr. Hauch served as our Vice President, Chief Operating Officer from February 15, 2021 until August 2, 2021.
(11)The address of Mr. Curtis and Mr. Dunnigan is 130 King Street West, Suite 300, Toronto, ON A6 M5X1E1, Canada.
(12)Includes 234,214 shares of our common stock held directly by Mr. Perelman and 14,814,815 shares of common stock held by Cambridge Holdings and CFP. Mr. Perelman and Mr. Sloane are the managing principals of CFP, which is the sole member and manager of Cambridge Holdings. Accordingly, each of Mr. Perelman and Mr. Sloane may be deemed to beneficially own the securities of the Company held by CFP. The address for each of Mr. Perelman and Mr. Sloane is 853 Broadway, Suite 1605, New York, New York 10003.
(13)Includes 103,264 shares of our common stock held directly by Mr. Sloane and 14,814,815 shares of common stock held by Cambridge Holdings and CFP. Mr. Perelman and Mr. Sloane are the managing principals of CFP, which is the sole member and manager of Cambridge Holdings. Accordingly, each of Mr. Perelman and Mr. Sloane may be deemed to beneficially own the securities of the Company held by CFP. The address for each of Mr. Perelman and Mr. Sloane is 853 Broadway, Suite 1605, New York, New York 10003.
(14)Includes (i) 240,844 beneficially owned shares of our common stock held by Gerald J. DiGenova, who is our Vice President, Human Resources, which includes shares of common stock issuable pursuant to 3,822 restricted stock units and 8,500 vested stock options and (ii) shares of common stock issuable pursuant to 34,653 restricted stock units and 76,500 vested stock options (inclusive of those held by Mr. DiGenova).

2022 PROXY STATEMENT	35
Corporate Governance
Equity Compensation Plans
The following table summarizes, as of January 2, 2022, the equity compensation plans under which our common stock may be issued to our directors, officers and employees. Our stockholders approved all plans.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,050,000	7.12	3,599,630
Equity compensation plans not approved by security holders	—	—	—
Total	1,050,000	7.12	3,599,630

36	CARROLS RESTAURANT GROUP, INC.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transaction Procedures
The Board of Directors has assigned responsibility for reviewing related party transactions to our Audit Committee. The Board of Directors and the Audit Committee have adopted a written policy pursuant to which related party transactions must be submitted to the Audit Committee for review and approval as required by the rules of the SEC. The Audit Committee reports to the Board of Directors on all related party transactions reviewed by the committee.
Series B Preferred Stock
On May 30, 2012, we and Carrols LLC, our indirect wholly-owned subsidiary, which we refer to as “Carrols LLC”, purchased 278 company-owned restaurants from BKC, which we refer to as the “2012 acquisition”. As part of the consideration paid to BKC in the 2012 acquisition, on May 30, 2012, Carrols Holdco Inc. ("Carrols Holdco") (formerly Carrols Restaurant Group, Inc.) issued 100 shares of its Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), to BKC, which were convertible into an aggregate of 28.9% of the outstanding shares of Carrols Holdco (previously known as Carrols Restaurant Group) common stock, on a fully diluted basis, on May 30, 2012 after giving effect to the issuance of the Series A Preferred Stock (or 9,414,580 shares of Carrols Holdco (previously known as Carrols Restaurant Group) common stock in the aggregate, which we refer to as the “BKC Conversion Shares”).
On November 30, 2018, Carrols Holdco (previously known as Carrols Restaurant Group) entered into a Preferred Stock Exchange Agreement (the “Exchange Agreement”) with BKC. Pursuant to the terms of the Exchange Agreement, BKC exchanged (the “Exchange”) 100 shares (the “Series A Shares”) of Series A Preferred Stock held by BKC for 100 shares (the “Carrols Holdco Series B Shares”) of Carrols Holdco (previously known as Carrols Restaurant Group) Series B Preferred Stock, newly issued by Carrols Holdco (previously known as Carrols Restaurant Group). The powers, preferences and rights of the Carrols Holdco Series B Shares are substantially similar to those of the Series A Shares (including, without limitation, that the Carrols Holdco Series B Shares are convertible into the same number of shares of Carrols Holdco (previously known as Carrols Restaurant Group) common stock on an as-converted basis as the Series A Shares), except that the Carrols Holdco Series B Shares may be transferred by BKC to certain other entities that are both affiliates of BKC and either RBI or RBI LP, each an indirect parent of BKC (such affiliates of BKC and RBI or RBI LP, the “RBI Investors”), without the termination of the Rights (as defined below) that were previously granted solely to BKC pursuant to the Certificate of Designation of the Series A Preferred Stock.
On November 30, 2018, in connection with the Exchange, Carrols Holdco (previously known as Carrols Restaurant Group) (i) upon issuance of 100 shares of Carrols Holdco's Series B Convertible Preferred Stock, par value $0.01 per share (the “Carrols Holdco Series B Preferred Stock“), to BKC pursuant to a Certificate of Designation of Series B Preferred Stock and (ii) upon receipt of the 100 Series A Shares, which constituted all of the shares of Series A Preferred Stock outstanding, retired the Series A Preferred Stock by filing a Certificate of Retirement of Series A Convertible Preferred Stock of Carrols Holdco (the “Certificate of Retirement”) with the Secretary of State of Delaware as part of Carrols Holdco’s Certificate of Incorporation, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”). The Certificate of Retirement permanently retired the Series A Preferred Stock and eliminated all references to the Series A Preferred Stock from Carrols Holdco’s Certificate of Incorporation.
The Exchange Agreement also provides that the BKC Conversion Shares are to be included as “Registrable Securities”, as defined in the Registration Rights Agreement, dated May 30, 2012, by and between Carrols Holdco (previously known as Carrols Restaurant Group) and BKC, and which provides for certain registration rights for the shares of Carrols Holdco’s (formerly Carrols Restaurant Group) common stock.
At the effective time of the Cambridge Transaction (as defined below), each share of Carrols Holdco (previously known as Carrols Restaurant Group) common stock was automatically converted into one share of our common stock and each share of Carrols Holdco Series B Preferred Stock was automatically exchanged for one share of our Series B Preferred Stock which has the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of Carrols Holdco Series B Preferred Stock.
Each share of the Series B Preferred Stock is convertible into 94,145.80 shares of our common stock, or an aggregate of 9,414,580 shares of our common stock constituting approximately 15.0% of the outstanding shares of our common stock (the “Series B Conversion Shares”) as of April 22, 2022 on an as-converted basis after giving effect to the issuance of the Series B Conversion Shares.

2022 PROXY STATEMENT	37
Certain Relationships and Related Transactions
The Certificate of Designation of Series B Preferred Stock, as amended (the “Series B Certificate of Designation”), provides that the RBI Investors will have certain rights (collectively, the “Rights”), including approval rights, so long as they collectively own greater than 10% of the outstanding shares of our common stock (on an as-converted basis) with regards to, among other things: (a) modifying our organizational documents; (b) amending the size of our Board of Directors; (c) authorizing or consummating any liquidation event (as defined in the Series B Certificate of Designation); (d) engaging in any business other than the acquisition and operation of Burger King restaurants, except following a bankruptcy filing, reorganization or insolvency proceeding by or against BKC or RBI, which filing has not been dismissed within 60 days; and (g) issuing, in any single transaction or series of related transactions, shares of our common stock in an amount exceeding 35% of the total number of shares of our common stock outstanding immediately prior to the time of such issuance. The Series B Preferred Stock votes with our common stock on an as-converted basis. The Series B Certificate of Designation provides the RBI Investors with the right to elect two members of our Board of Directors as Class B members at each annual meeting of stockholders until the date on which the number of shares of our common stock into which the outstanding shares of Series B Preferred Stock held by the RBI Investors are then convertible constitutes less than 11.5% of the total number of outstanding shares of our common stock (the “BKC Director Step-Down Date”). From the BKC Director Step-Down Date to the date on which the number of shares of our common stock into which the outstanding shares of Series B Preferred Stock held by the RBI Investors are then convertible constitute less than 7.5% of the total number of outstanding shares of our common stock, the RBI Investors will have the right to elect one member to our Board of Directors as a Class B member at each annual meeting of stockholders. The Series B Preferred Stock will rank senior to our common stock with respect to rights on liquidation, winding-up and dissolution of the Company. The Series B Preferred Stock will receive dividends and amounts upon a liquidation event (as defined in the Series B Certificate of Designation) on an as-converted basis.
Amended and Restated Area Development Agreement
On January 4, 2021 (the "Commencement Date"), the Company, Carrols Holdco, Carrols and Carrols LLC entered into an Amended and Restated Area Development Agreement (the "Amended and Restated Area Development Agreement") with BKC which amended and restated the Area Development and Remodeling Agreement (the "Area Development Agreement") dated April 30, 2019 with BKC. The Amended and Restated Area Development Agreement (i) removes the prior obligation by Carrols LLC under the Area Development Agreement to remodel or upgrade a total of 748 Burger King restaurants by September 30, 2024, (ii) amends and replaces the prior obligation by Carrols LLC under the Area Development Agreement to open, develop and operate a total of 200 Burger King restaurants by September 30, 2024 with the new development obligation described below and (iii) terminates the assignment by BKC to Carrols LLC of BKC's right of first refusal under its franchise agreements with its franchisees to purchase all of the assets of a Burger King restaurant or all or substantially all of the voting stock of the franchisee, whether direct or indirect, on the same terms proposed between such franchisee and a third party purchaser in 16 states, which included Arkansas, Indiana, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont and Virginia (subject to certain exceptions for certain limited geographic areas within certain states).
Pursuant to the Amended and Restated Area Development Agreement, Carrols LLC agreed to open, build and operate a total of 50 new Burger King restaurants, including 4 Burger King restaurants by September 30, 2021, 10 additional Burger King restaurants by September 30, 2022, 12 additional Burger King restaurants by September 30, 2023, 12 additional Burger King restaurants by September 30, 2024 and 12 additional Burger King restaurants by September 30, 2025 (in each case subject to a 90 day cure period) (the "Development Obligations"), subject to and in accordance with the terms of the Amended and Restated Area Development Agreement, in (i) Kentucky, Tennessee and Indiana (excluding certain geographic areas in Indiana) (the "Territory") and (ii) (a) 16 states, which include Arkansas, Indiana, Kentucky, Louisiana, Maine, Maryland, Michigan, Mississippi, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Tennessee, Vermont and Virginia (subject to certain exceptions for certain limited geographic areas within certain states) and (b) any other geographic locations that Carrols LLC enters after the Commencement Date pursuant to BKC procedures (subclauses (a) and (b) collectively, the "Extra Territory"), provided that up to 10 restaurants developed during the term of the Amended and Restated Area Development Agreement in the Extra Territory shall be considered for purposes of satisfying the Development Obligations (the "Extra Territorial Restaurant Cap").
In addition, pursuant to the Amended and Restated Area Development Agreement, BKC granted Carrols LLC franchise pre-approval (the “Franchise Pre-Approval”) to build new Burger King restaurants or acquire Burger King restaurants from Burger King franchisees in the Territory and the Extra Territory (subject to the Extra Territorial Restaurant Cap), and in the case of acquiring Burger King restaurants from Burger King franchisees, outside of the Territory but in a geographic location where Carrols LLC or its affiliates operate Burger King restaurants prior to such acquisition. Franchise Pre-Approval for the acquisition of Burger King restaurants from Burger King franchisees in the Territory will be terminated on the date that Carrols LLC acquires more than 500 Burger King restaurants in the aggregate from Burger King franchisees inside or outside of the Territory. The grant by BKC to Carrols LLC of Franchise Pre-Approval to develop new Burger King restaurants in the Territory or the Extra Territory is subject to customary BKC franchise, site and construction approval as specified in the Amended and Restated Area Development Agreement. The continued grant of Franchise Pre-Approval is subject to suspension or termination in the event of non-compliance by Carrols LLC with certain terms as set forth in the Amended and Restated Area Development Agreement.

38	CARROLS RESTAURANT GROUP, INC.
Certain Relationships and Related Transactions
Popeyes Development Agreement
Through the Cambridge Merger, the Company assumed Cambridge Holdings' development agreement dated as of October 9, 2017, as amended (the “Development Agreement”), for Popeyes®, which included a right of first refusal for acquisitions in two southern states, as well as a development commitment for approximately 80 new Popeyes® restaurants over six years.
The Development Agreement was terminated on March 17, 2021 pursuant to an Agreement of Cancellation and Termination of Development Agreement and General Release (the “Termination Agreement”) entered into with Popeyes Louisiana Kitchen, Inc. ("PLK"). Certain covenants applicable to certain of the Company's indirect subsidiaries survive the termination of the Development Agreement, and PLK has reserved the right to charge certain of the Company's indirect subsidiaries a $600,000 fee pursuant to Section 5.03(i) of the Development Agreement if the parties are not able to come to a mutually agreeable solution with respect to such fee within a one hundred eighty day (180) day period of March 17, 2021.
Series C Preferred Stock
On April 30, 2019, the Company acquired 165 Burger King® restaurants, 55 Popeyes® restaurants, six convenience stores and certain real property from Cambridge Holdings (the “Cambridge Transaction”), in consideration for the issuance to Cambridge Holdings of 7,364,413 shares of our common stock (such shares, the “Cambridge Investor Shares”) and 10,000 shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock") which were converted into 7,450,402 shares of our common stock upon approval of such conversion at the Company's 2019 Annual Stockholders Meeting on August 29, 2019
At the effective time of the Cambridge Transaction, each share of Carrols Holdco (formerly Carrols Restaurant Group, Inc.) common stock, par value $0.01 per share, was automatically converted into one share of our common stock and each share of Carrols Holdco Series B Preferred Stock was automatically exchanged for one share of the Company's Series B Preferred Stock, which has the same designations, rights, powers and preferences and the same qualifications, limitations and restrictions as the corresponding share of Carrols Holdco Series B Preferred Stock.
Cambridge Registration Rights and Stockholders’ Agreement
Simultaneously with the closing of the Cambridge Transaction, the Company and Cambridge Holdings entered into the Cambridge Registration Rights and Stockholders’ Agreement pursuant to which the Company agreed to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the shares of our common stock held by Cambridge Holdings and shares of our common stock issued or issuable to Cambridge Holdings by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger consolidation or other reorganization (collectively, the “Cambridge Registrable Shares”) upon written request of Cambridge Holdings at any time after the 24-month anniversary of the closing of the Cambridge Transaction. The Cambridge Registration Rights and Stockholders’ Agreement also provides that Cambridge Holdings may make up to three demands to register, in connection with an underwritten public offering of the Cambridge Registrable Shares, for the resale of at least 33.3% of the Cambridge Registrable Shares held by Cambridge Holdings at the time of such demand upon the written request by Cambridge Holdings at any time following the 24th month anniversary of the closing of the Cambridge Transaction. The Cambridge Registration Rights and Stockholders’ Agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), then Cambridge Holdings will have the right as specified therein to register its shares of our common stock as part of that registration. The registration rights under the Cambridge Registration Rights and Stockholders’ Agreement are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by Cambridge Holdings from an underwritten registration and the rights of RBI Investors pursuant to a the BKC Registration Rights Agreement (as defined below and subject to certain rights of certain persons, including members of current and former management of the Company that have piggyback registration rights). Except as otherwise provided, the Cambridge Registration Rights and Stockholders’ Agreement requires the Company to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of our common stock, stock transfer taxes and the expenses of Cambridge Holdings’ legal counsel in connection with the sale of the Cambridge Registrable Shares, provided that the Company will pay the reasonable fees and expenses of one counsel for Cambridge Holdings up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. The Company will also agree to indemnify Cambridge Holdings against certain liabilities, including liabilities under the Securities Act.
For the period that is two years after the date of the Cambridge Registration Rights and Stockholders’ Agreement, Cambridge Holdings may not, without the approval of a majority of the directors of the Company other than the Cambridge Investor Directors, directly or indirectly transfer any shares of our common stock held by Cambridge Holdings provided that such transfer restriction will not apply to (i) any transfer of shares of our common stock held by Cambridge Holdings yielding up to $6.0 million in gross aggregate proceeds, and (ii) transfers to Permitted Affiliates.

2022 PROXY STATEMENT	39
Certain Relationships and Related Transactions
Until the date that Cambridge Holdings and the Permitted Affiliates (as defined in the Cambridge Registration Rights and Stockholders’ Agreement) hold shares of our common stock that, together with shares of our common stock issuable upon the conversion of the Series C Preferred Stock which were issued on August 29, 2019 (the “Conversion Common Stock”), constitute less than 14.5% of the total number of outstanding shares of our common stock (the “Cambridge Director Step-Down Date”), Cambridge Holdings has the right to nominate two individuals as director nominees of our Board of Directors, which shall initially be Matthew Perelman and Alexander Sloane, and the Board of Directors will take all necessary action to support the election and appointment of such director nominees as directors of the Board of Directors. From the Cambridge Director Step-Down Date to the date that Cambridge Holdings and the Permitted Affiliates hold shares of our common stock and Conversion Common Stock that constitute less than 10% of the total number of outstanding shares of our common stock (the “Cambridge Director Cessation Date”), Cambridge Holdings has the right to nominate one individual as a director nominee of our Board of Directors and the Company and our Board of Directors will take all necessary action to support the election and appointment of such director nominee as a director of the Board of Directors. Until the Cambridge Director Cessation Date, the Company and the Board of Directors will act to ensure that the number of Cambridge Investor Directors serving on each committee of the Board of Directors is, to the extent possible, proportional to the number of Cambridge Investor Directors serving on the Board of Directors and that at least one Cambridge Investor Director serves on each of the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee of the Board of Directors at all times, provided that such Cambridge Investor Directors meet the requirements to serve on such committee under the rules and regulations of NASDAQ, the Securities Act and the Exchange Act.
Until the Cambridge Director Cessation Date, at each annual or special meeting of our stockholders at which any person is subject to election or re-election as a member of the Board of Directors, Cambridge Holdings has agreed to cause to be present for quorum purposes all shares of our common stock that Cambridge Holdings and its Permitted Affiliates have the right to vote as of the record date for such meeting of our stockholders, and vote or cause to be voted all such shares of our common stock held by Cambridge Holdings in favor of the election of all of the director nominees recommended for election by the Board of Directors, and against the removal of any such director (unless proposed by the Company).
On April 1, 2021, the Company and Cambridge Holdings entered into Amendment No. 1 to the Cambridge Registration Rights and Stockholders’ Agreement, which provides that the Cambridge Investor Directors have the right to receive equity grants and other grants made by the Company to non-employee directors from time to time pursuant to the Company’s 2016 Stock Incentive Plan, as amended, or any other equity incentive plan then in effect.
BKC Registration Rights Agreement
Upon the closing of the 2012 acquisition, Carrols Holdco (previously known as Carrols Restaurant Group) and BKC entered into a registration rights agreement (the “BKC Registration Rights Agreement”) and pursuant to which we agreed to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the Series B Conversion Shares as promptly as possible upon written request of BKC at any time after the 36-month anniversary of the closing of the 2012 acquisition. The BKC Registration Rights Agreement also provides that BKC may make up to three demands to register for the resale of at least 33.3% of the Series B Conversion Shares held by BKC under the Securities Act on the date of the closing of the 2012 acquisition upon the written request by BKC at any time following the 30-month anniversary of the closing of the 2012 acquisition. The BKC Registration Rights Agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), BKC has the right as specified therein to register its Series B Conversion Shares as part of that registration, provided, however, that such registration rights are subject to the rights of the managing underwriters, if any, to reduce or exclude certain Series B Conversion Shares owned by BKC from an underwritten registration (and subject to certain rights of certain persons, including members of our management that have piggyback registration rights). Except as otherwise provided in the BKC Registration Rights Agreement, the BKC Registration Rights Agreement requires us to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of our common stock, stock transfer taxes and the expenses of BKC’s legal counsel in connection with the sale of the Series B Conversion Shares, provided that we will pay the reasonable fees and expenses of one counsel for BKC up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. We will also agree to indemnify BKC against certain liabilities, including liabilities under the Securities Act. We have also agreed, to the extent a shelf registration is effective, to file up to two prospectus supplements in connection with a block sale or non-marketed underwritten offering by BKC of our common stock held by BKC and pay one half of the accounting and printing fees related thereto to the extent such sale or offering is for a sales price of no less than 90% of the average closing price of our common stock for the five trading days ending immediately prior to such sale or offering and is not less than 300,000 shares of common stock.
The Exchange Agreement also provides that our common stock issuable to BKC and RBI Investors upon the conversion of the Series B Shares are to be included as “Registrable Securities”, as defined in the BKC Registration Rights Agreement.

40	CARROLS RESTAURANT GROUP, INC.
Certain Relationships and Related Transactions
Franchise Agreements and Leases
We operate all of our restaurants pursuant to franchise agreements entered into with BKC and PLK. In addition, we have entered into real property leases or subleases with BKC for a number of our restaurants.
Other
Pursuant to a registration agreement dated March 27, 1997 and amended on December 14, 2006 (as amended, the "registration agreement"), Daniel T. Accordino, the former President and CEO of Carrols Restaurant Group, and two former executive officers of Carrols Restaurant Group have the right, whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), to register their shares as part of that registration subject to the terms of the registration agreement. Such registration rights are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by such stockholders from the registration. The registration agreement requires us to pay for all costs and expenses, other than underwriting discounts and commissions for these stockholders, incurred in connection with the registration of their shares under the registration agreement. Under the registration agreement, we have agreed to indemnify these stockholders against certain liabilities, including liabilities under the Securities Act.

2022 PROXY STATEMENT	41
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
Our Compensation Committee has responsibility for determining and approving the compensation programs for our President and Chief Executive Officer, which we refer to as the “CEO”, and our other executive officers named in the Summary Compensation Table, which we refer to as the “Named Executive Officers”. As described below, the principal elements of our compensation programs include base salary, annual bonus, long-term incentives (including restricted stock) and the ability to defer the receipt of current compensation.
Objectives of Compensation Program
The primary objectives of our executive compensation programs are to enable us to attract, retain and incentivize executives with the requisite qualifications and experience to achieve our business objectives and help create long-term value for our stockholders. We accomplish this by utilizing compensation programs that encourage, recognize and reward individual performance and tie a material portion of compensation to short and long-term company performance. Our programs were designed to:

Permit flexibility in establishing compensation for each individual based upon job responsibilities, individual performance and our financial results.	Provide incentives to improve short-term performance and create long-term shareholder value.	Place a significant portion of compensation at risk based on the achievement of performance goals.	Align the interests of our executive team with the interests of our stockholders.

While the Compensation Committee is responsible for the overall oversight of our executive compensation, the CEO provides recommendations with respect to the compensation of our other executive officers as the Compensation Committee believes that the CEO’s input is valuable in determining their compensation given his day to day role managing the Company and his responsibility for implementing our strategic plans.

42	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Elements of Our Compensation Programs
Our executive compensation program has consisted of short-term compensation (salary and annual incentive bonus) and long-term compensation (restricted stock) to achieve our goal of improving earnings and achieving long-term sustainable growth in revenues and earnings which we believe aligns with the interests of our stockholders.

Pay Elements		Purpose	Key Characteristics
CEO	Other NEOs
		•To attract and retain executives with the requisite qualifications and experience to achieve our business objectives and help create long-term value for our stockholders.	•Annually reviewed and approved by the Compensation Committee. •Increases are not guaranteed or preset.
		•To align the interests of our CEO and the other Named Executive Officers with those of our stockholders.	•Reviewed annually by the Compensation Committee. •Measures performance throughout our fiscal year.
		•To align the interests of our CEO and the other Named Executive Officers with those of our stockholders.	•Typically a three-year time-based vesting schedule.
Compensation Program Best Practices

WHAT WE DO	WHAT WE DO NOT DO
  Alignment between pay and performance
  Incentive compensation clawback policy
  Stock ownership guidelines to align executive interests with stockholders
  Compensation Committee consists of 100% independent directors
  Retain an independent compensation consultant to advise the Compensation Committee
No excessive risk-taking No guaranteed salary increases or bonuses No hedging, pledging or short-selling of securities No stock option repricing No excessive executive perquisites
The Role of Stockholder Say-on-Pay Votes
Our Board of Directors, Compensation Committee and management value the opinions of our stockholders. We provide our stockholders with the opportunity to cast an advisory vote to approve Named Executive Officer compensation every year, known as Say-on-Pay. At our annual meeting of stockholders held in June 2021, 84.86% of the stockholders who voted on the Say-on-Pay proposal voted in favor of the compensation of our Named Executive Officers as disclosed in our 2021 proxy statement.
Although the advisory Say-on-Pay vote is non-binding, our Compensation Committee has considered the outcome of the vote as compared to the support we received from 97.24% of the stockholders who voted in favor of our Say-on-Pay proposal at our 2020 Annual Meeting and decided to increase engagement with our stockholders.
During stockholder engagement, helpful feedback was received regarding restricted stock grants that are utilized by the Company as long-term incentive compensation. Based on this feedback, as well as advice received from the Compensation Committee’s independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), the Compensation Committee added performance conditions to approximately 85% of the restricted stock grants awarded to Paulo A. Pena, the Company's new President

2022 PROXY STATEMENT	43
Executive Compensation
and CEO, in April 2022. The Compensation Committee also intends to add performance conditions as a component to a significant portion of the Company’s restricted stock awards to our Named Executive Officers in 2023.
Our Compensation Committee will continue to consider stockholder feedback and the outcome of our Say-on-Pay votes when making future compensation decisions for our Named Executive Officers.
Independent Compensation Advisor
The Compensation Committee has the authority, in its sole discretion, to retain a compensation advisor as necessary to assist with the execution of its duties. In March 2021, the Compensation Committee engaged the services of Pearl Meyer, an outside independent compensation consultant, to assist the committee with a review of the compensation for executive officers of the Company. In selecting Pearl Meyer, the Compensation Committee considered the SEC’s independence criteria and concluded that Pearl Meyer is independent per such criteria and that the work of Pearl Meyer will not raise any conflicts of interest. Pearl Meyer reports directly to the Compensation Committee and provides no other services to the Company.
Pearl Meyer's services to the Compensation Committee include providing periodic data and information regarding market pay practices and trends, as well as assisting in the development of appropriate compensation program designs and policies that align management and stockholder interests and tie executive pay to performance. Pearl Meyer also assists the Compensation Committee from time to time in evaluating the Company’s compensation program and practices against the companies with which the Company competes for talent, consumers and investors. However, the Compensation Committee does not benchmark or target a specified pay level or percentile. Instead, the Compensation Committee considers this information along with other relevant facts and circumstances when evaluating the Company's compensation program and establishing executive pay.
In 2021, the Compensation Committee reviewed compensation data from the following peer group of companies as a reference point in evaluating compensation for our Named Executive Officers, including our CEO:

Peer Group

Brinker International, Inc.	Del Taco Restaurants, Inc.	Domino's Pizza, Inc.
Jack in the Box Inc.	Red Robin Gourmet Burgers, Inc.	The Cheesecake Factory Incorporated
Chipotle Mexican Grill, Inc.	Denny's Corporation	El Pollo Loco Holdings, Inc.
Noodles & Company	Shake Shack Inc.	The Wendy's Company
Cracker Barrel Old Country Store, Inc.	Dine Brands Global, Inc.	Fiesta Restaurant Group, Inc.
Papa John's International, Inc.	Texas Roadhouse, Inc.	YUM! Brands, Inc.

Short-Term Compensation
Base Salary
The Compensation Committee annually reviews and approves the base salaries of our executive officers based upon recommendations from our CEO. Increases are not preset and typically take into account the individual’s performance, responsibilities of the position, potential to contribute to our long-term objectives, management skills, future potential and, from time to time, competitive data. Our executive compensation plan was designed to compensate our CEO and executive officers, including the Named Executive Officers, with modest annual increases in base salaries combined with the opportunity to earn an annual cash incentive bonus based on the performance of the Company and the individual performance of each of the Named Executive Officers, in order to align the interests of our CEO and the other Named Executive Officers with those of our stockholders.
Factors considered in base salary planning included our performance, budgetary and cost containment, competitive market data (from time to time) and current salary levels, as appropriate. At the end of the year, the CEO evaluates the performance of each of the other Named Executive Officers and expected future contributions.
For the 2021 fiscal year, the base salary of our former President and CEO, Daniel T. Accordino, was determined pursuant to an employment agreement with Mr. Accordino, us and Carrols LLC, which we refer to as the "employment agreement", which became effective on January 1, 2012 or the “Effective Date”. This employment agreement was not renewed pursuant to a notice of non-renewal by the Company on September 23, 2021. Under the employment agreement, Mr. Accordino's base salary could be increased annually at the sole discretion of the Compensation Committee. For the 2021 fiscal year, the base salary for Mr. Accordino was $901,260, which represented an increase of approximately 3% in his base salary from the 2020 fiscal year. The terms of Mr. Accordino’s employment agreement and the increase in Mr. Accordino's base salary were approved by our Compensation Committee.

44	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
In January 2021, Anthony E. Hull, Richard G. Cross and Nathan Mucher each received an increase of approximately 3% in their respective base salary over the levels established for the 2020 fiscal year, as recommended by our CEO and approved by our Compensation Committee. Mr. Landaw joined the Company as Vice President, General Counsel and Secretary on February 8, 2021. Mr. Hauch served as the Company's Vice President, Chief Operating Officer from February 15, 2021 until August 2, 2021.
Annual Incentive Bonus Payments
Annual cash bonuses have been an important component of our compensation program for our executive officers and an executive bonus plan, or "Executive Bonus Plan", has been approved by the Compensation Committee and was most recently revised for 2017. Our current Executive Bonus Plan, which was originally established in 2012, is reviewed annually by the Compensation Committee and measures performance throughout our fiscal year. Under our Executive Bonus Plan, annual incentive bonus payments are designed to be "at risk" and are payable in March based on performance for the prior fiscal year.
For the 2021 fiscal year, each of the Named Executive Officers was eligible to receive a target annual incentive bonus of either 100% or 60% of base salary, depending on their respective positions. For each Named Executive Officer, the potential bonus payments were tied, in part, to the level of EBITDA achieved for the 2021 fiscal year (as defined and measured under the Executive Bonus Plan) in relation to our budgeted EBITDA for the 2021 fiscal year and provided for increasing payments to the extent that certain minimum thresholds were exceeded. Each Named Executive Officer was also eligible to receive a bonus based on his individual attainment of specified goals and objectives established for the year, subject to certain minimum thresholds for both EBITDA and each individual's overall attainment of his goals and objectives. For the former CEO, the Chief Financial Officer and Mr. Hauch, 75% of their maximum potential bonus payment was tied to the level of EBITDA achieved and 25% was tied to their individual attainment of goals and objectives. For the other Named Executive Officers, 50% of their maximum potential bonus payment was tied to the level of EBITDA achieved and 50% was tied to their individual attainment of goals and objectives.
Under the Executive Bonus Plan, EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, impairment charges and stock compensation expense. The Executive Bonus Plan also provides that EBITDA will be adjusted to exclude extraordinary, unusual or non-recurring gains and losses not deemed to be in the ordinary course of business, at the Compensation Committee's reasonable discretion. The Executive Bonus Plan requires that a minimum of 80% of budgeted EBITDA must be attained before the payment of any goals and objectives bonus and 85% of budgeted EBITDA must be attained before any payment of an EBITDA bonus. The Executive Bonus Plan also specifies that the portion of the bonus tied to EBITDA will be capped at 200% of the target level after the attainment of 120% of budgeted EBITDA (the "EBITDA bonus"). The EBITDA bonus is earned on a pro-rata basis at an established rate for each participant for each 1% increase in attainment of budgeted EBITDA above 85% to a maximum of 120%. For the portion of the bonus tied to goals and objectives (the "goals and objectives bonus"), a minimum of 70% achievement of such goals and objectives is required for the participant to be eligible to receive this portion of the bonus. Payments of the goals and objectives bonus are determined based on the discretion of the Compensation Committee, with input from the CEO, based on evaluating the achievement of each participant's goals and objectives. The determination of whether goals and objectives are met by each Named Executive Officer is not a formulaic process; rather, the individual performance considerations are factors (among others) that are taken into consideration in the course of making subjective judgments in connection with the compensation decision. The total EBITDA bonus amount is paid 100% in cash.
The following table sets forth the targeted bonus and actual bonus earned for each of the Named Executive Officers under the Executive Bonus Plan for the 2021 fiscal year:

Name	Target EBITDA Bonus %(1)	Maximum Objectives Bonus %(1)	Total Target Bonus %(1)	EBITDA Bonus Rate per 1% Attainment(2)	EBITDA Bonus Rate per 1% Attainment(3)	Earned EBITDA Bonus %(1)(4)	Earned Objectives Bonus %(1)	Total Earned 2021 Bonus(4)
Daniel T. Accordino	75%	25%	100%	5.00%	3.75%	—%	—%	$—
Anthony E. Hull	75%	25%	100%	5.00%	3.75%	—%	—%	—
Jared L. Landaw	30%	30%	60%	2.00%	1.50%	—%	—%	—
Richard G. Cross	30%	30%	60%	2.00%	1.50%	—%	—%	—
Nathan Mucher	30%	30%	60%	2.00%	1.50%	—%	—%	—
Carl S. Hauch(5)	75%	25%	100%	5.00%	3.75%	—%	—%	—
(1)Bonus percentages stated as a percentage of individuals' base salary at targeted attainment of 100% of budgeted EBITDA.
(2)Rate, as a percentage of individual's salary, at which EBITDA bonus is earned for each 1% increase in attainment of EBITDA over minimum of 85% up to 100% of budgeted EBITDA.
(3)Rate, as a percentage of individual's salary, at which EBITDA bonus is earned for each 1% increase in attainment of EBITDA over minimum of 100% up to 120% of budgeted EBITDA.
(4)Based on actual attainment percentage of 74.9% to budgeted EBITDA (as adjusted).
(5)Mr. Hauch served as our Vice President, Chief Operating Officer from February 15, 2021 until August 2, 2021.

2022 PROXY STATEMENT	45
Executive Compensation
For the 2021 fiscal year, we generated total EBITDA (as defined and adjusted under the Executive Bonus Plan) of $81.6 million representing an attainment percentage of 74.9% of total budgeted EBITDA of $108.9 million. As a result, none of our Named Executive Officers received a bonus under the Executive Bonus Plan. The following is a reconciliation of our net income as set forth in our audited consolidated financial statements contained in our Annual Report on Form 10-K for the 2021 fiscal year ended January 2, 2022 to EBITDA (as adjusted) utilized in the calculation of the 2021 bonus under the Executive Bonus Plan (dollar amounts in thousands):

Net income (loss)	$(43,029)
Provision for income taxes	(5,159)
Interest expense	28,791
Depreciation and amortization	80,798
EBITDA	61,401
Adjustments:
Impairment expense	4,470
Stock compensation expense	6,234
Acquisition and integration costs	398
Litigation and other professional costs	1,678
Pre-opening costs	75
Loss on extinguishment of debt	8,538
Other income, net	(1,186)
EBITDA, as adjusted	81,608
Budgeted EBITDA	108,903
EBITDA Attainment %	74.9%
On December 15, 2021, the Compensation Committee approved the payment of cash retention bonuses to Messrs. Hull, Landaw, Cross and Mucher in the amounts of $100,000, $50,000, $50,000 and $35,000, respectively (the "Retention Bonuses"). The Retention Bonuses were payable on March 15, 2022, subject to each Named Executive Officer being actively employed by the Company or its subsidiaries on such date, and provided further that in the event a Named Executive Officer voluntarily terminates his employment with the Company or its subsidiaries other than for Good Reason (as defined in the Change of Control and Severance Agreement between such Named Executive Officer and the Company) or is terminated by the Company or its subsidiaries for Cause (as defined in the Change of Control and Severance Agreement between such Named Executive Officer and the Company), in each case on or prior to December 31, 2022, such Named Executive Officer will be required to reimburse the Company the full amount of the Retention Bonus received by such Named Executive Officer.
The Compensation Committee awarded the Retention Bonuses in light of the fact that the Company is facing several significant unforeseen challenges, including labor shortages and rising labor and commodity costs, and was undergoing a search for a new Chief Executive Officer, and believes that the continued service and dedication of the Named Executive Officers is essential as the Company works to overcome these challenges and ensure a successful transition to new leadership.
Long-Term Compensation
The long-term incentive compensation utilized by us for our senior management has been an equity-based compensation plan designed to create alignment of senior management’s interests with those of our long-term stockholders. We award restricted stock grants to our Named Executive Officers in connection with the long-term incentive component of our overall compensation plan. Restricted stock grants utilized in our 2016 Stock Incentive Plan, as amended, which we refer to as the "Carrols plan", have a time-based vesting schedule, typically vesting over a three-year period as established by the Compensation Committee under the Carrols plan. Our Compensation Committee also established a policy to provide that restricted stock being granted to employees, including the Named Executive Officers, will be granted on January 15th of each year. The measurement of the value of any restricted stock grant is based upon the price of our common stock at the close of business on the grant date. The Compensation Committee determines the number of shares of restricted stock to be granted following its receipt of recommendations from our CEO, who provides such recommendations after evaluating the individual performance of our employees (including the Named Executive Officers, other than the CEO). Such performance evaluations coincide with our normal end of year annual review process for employees and senior management. The granting of restricted stock is an important component of the total compensation package for the Named Executive Officers and is a valuable retention and motivation tool. Because the Compensation Committee’s policy has been to grant restricted stock on a fixed date, the Compensation Committee may have previously, or may in the future, grant restricted stock at a time when it, as well as the CEO and senior management, may be aware of material non-public information that, once made public, could either have a positive or negative effective on the price of our common stock.

46	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Based on feedback received as part of the Company's stockholder engagement efforts as well as advice received from the Compensation Committee's independent compensation consultant, the Compensation Committee intends to add performance conditions as a component to a significant portion of the Company's restricted stock awards to our Named Executive Officers in 2023.
2016 Stock Incentive Plan
The Carrols plan provides for the grant of stock options and stock appreciation rights, stock awards, performance awards, outside director stock options and outside director stock awards. Any officer, employee, associate, director and any consultant or advisor providing services to us are eligible to participate in the Carrols plan.
The Carrols plan is administered by the Compensation Committee which approves awards and may base its considerations on recommendations by our CEO. The Compensation Committee has the authority to (1) approve plan participants, (2) approve whether and to what extent stock options, stock appreciation rights and stock awards are to be granted and the number of shares of stock to be covered by each award (other than an outside director award), (3) approve forms of agreement for use under the Carrols plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award, (6) determine the fair market value, and (7) determine the type and amount of consideration to be received by us for any stock award issued.
The table below reflects restricted stock grants made to our Named Executive Officers during our 2021 fiscal year ended January 2, 2022.

	January 15, 2021		February 8, 2021			March 12, 2021
	Shares of Restricted Stock Granted	Target Values on the Date of Grant(1)	Shares of Restricted Stock Granted	Target Values on the Date of Grant(1)		Shares of Restricted Stock Granted	Target Values on the Date of Grant(1)
Mr. Accordino	150,000	$1,032,000	—	—		—	—
Mr. Hull	75,000	$516,000	—	—		—	—
Mr. Cross	25,000	$172,000	—	—		—	—
Mr. Mucher	15,000	$103,200	—	—		—	—
Mr. Landaw	—	—	75,000	$513,750	(2)	—	—
Mr. Hauch	—	—	—	—		250,000	$1,830,000	(3)
(1)Based on the closing price of our common stock on such date.
(2)In connection with his appointment as our Vice President, General Counsel and Secretary.
(3)In connection with his appointment as our Vice President, Chief Operating Officer. The 250,000 shares of restricted stock granted to Mr. Hauch were forfeited to the Company upon Mr. Hauch's termination of employment with the Company on August 2, 2021.
Clawback Policy
In April 2021, we adopted an incentive compensation clawback policy which is further described on page 29 of this Proxy Statement.
Stock Ownership Guidelines
In April 2021, we adopted a stock ownership guidelines policy applicable to the Company’s executive officers, which is further described on page 30 of this Proxy Statement.
Other Benefits
We offer or offered certain other benefits to our former CEO and Named Executive Officers as described below. Such benefits are not taken into account in determining such individuals’ base salary, annual incentive bonus or equity-based compensation.
Deferred Compensation Plan
We provide certain benefits under The Carrols Corporation and Subsidiaries Deferred Compensation Plan, which we refer to as the “Deferred Compensation Plan”, which is discussed under "—Nonqualified Deferred Compensation."

2022 PROXY STATEMENT	47
Executive Compensation
Change of Control and Severance Benefits
For a discussion of change of control arrangements or severance arrangements and the triggers for payments under such arrangements, please see “—Potential Payments Upon Termination or Change-of-Control.”
Other Post-Employment Benefits
The employment agreement for Mr. Accordino provides for continued coverage under our welfare and benefits plans for Mr. Accordino and his eligible dependents after cessation of employment with us for the remainder of their respective lives.

48	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Employment Agreements
In December 2011, we entered into an employment agreement with Mr. Accordino. On September 6, 2013, we entered into a first amendment to the employment agreement. On September 23, 2021, the Company announced that Mr. Accordino would be retiring as President and CEO by June 30, 2022 and that the Board of Directors of the Company is conducting a comprehensive search to identify a new CEO. On September 23, 2021, we provided Mr. Accordino with notice of our election not to renew the term of Mr. Accordino’s employment agreement. On September 23, 2021, we also entered into a Transition Agreement with Mr. Accordino to provide for the continued service of Mr. Accordino beyond the February 28, 2022 termination date of his employment agreement to help facilitate an orderly transition of leadership from Mr. Accordino to a new CEO. Pursuant to the Transition Agreement, Mr. Accordino resigned as our Chairman, President and CEO on April 1, 2022 upon the appointment of Paulo A. Pena as the Company's new President and CEO. The employment agreement and the transition agreement with Mr. Accordino are further described under "—Summary Compensation Table."
On February 9, 2021, we entered into an employment agreement with Mr. Hauch which is further described under “—Potential Payments Upon Termination or Change-of-Control.”
None of the other Named Executive Officers have an employment agreement with us.
On December 15, 2021, we entered into agreements with Messrs. Hull, Landaw, Cross and Mucher for Retention Bonuses as further described under “—Compensation Discussion and Analysis.”
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in both the Company's Annual Report on Form 10-K for the 2021 fiscal year ended January 2, 2022 and the Company's Proxy Statement on Schedule 14A for the 2022 Annual Meeting of Stockholders.
Compensation Committee
David S. Harris, Chair
Hannah S. Craven
Deborah M. Derby
Matthew Perelman
Alexander Sloane

2022 PROXY STATEMENT	49
Executive Compensation
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee for the 2021 fiscal year ended January 2, 2022 were Hannah S. Craven, Deborah M. Derby, David S. Harris, Matthew Perelman and Alexander Sloane. None of the members of the Compensation Committee were, during such year or have been at any time, an officer or employee of the Company. In addition, no executive officer served as a director or a member of the compensation committee of any other entity, other than a subsidiary of the Company, whose executive officers served as a director of the Company or on our Compensation Committee. None of the members of our Compensation Committee had any relationship required to be disclosed under this caption under the rules of the SEC.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. We identified our median employee and calculated our CEO pay ratio as follows:
•We identified the median employee using our employee population as of the final day of our payroll year, January 2, 2022. The final payroll date may vary from year to year as the final day of our payroll year ends on a Sunday rather than a specified date.
•We utilized a consistently applied compensation measure (“CACM”) across our employee population to calculate the median employee compensation. For our CACM, we used total gross taxable earnings from our payroll records. Given our workforce and the high turnover rates inherent in the restaurant industry, our methodology included annualizing the compensation for all full-time and part-time employees who did not work a full calendar year to properly reflect their compensation levels. We did not perform any full-time equivalency adjustments or annualize the compensation for temporary or seasonal positions. We did not make any cost-of-living adjustments or use any statistical sampling.
•After identifying the median employee, we calculated this employee’s total annual compensation in the same manner as the Chief Executive Officer’s compensation, which is described in the Summary Compensation Table on page 50 of this Proxy Statement.
We employed approximately 25,500 persons as of January 2, 2022 exclusive of our CEO. Full and part-time hourly restaurant team members comprised approximately 25,100 persons or 98.4% of our employees. As identified using the SEC pay ratio rules and CACM described above, our median employee is a part-time team member who worked an average of 30.5 hours per week in one of our restaurants in the United States and whose annual compensation was $16,403. Our former Chief Executive Officer’s compensation during the same time period was $2,079,697. Accordingly, our CEO pay ratio based on fiscal year 2021 compensation is approximately 127:1.
Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the CEO pay ratio, and other companies may use different assumptions, adjustments, exclusions or estimates in calculating their CEO pay ratio. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

50	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Summary Compensation Table
The following table summarizes historical compensation awarded or paid to, or earned by, each of the Named Executive Officers for the fiscal years ended January 2, 2022, January 3, 2021 and December 29, 2019:

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non- Equity Incentive Plan Compensation(3) ($)	Change in Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Daniel T. Accordino	2021	$907,500	$—	$1,032,000	$—	$—	$102,271	$37,926	$2,079,697
Former President, Chief Executive Officer and Director	2020	$660,933	$—	$1,094,000	$2,281,250	$515,156	$105,296	$306,573	$4,963,208
	2019	$863,052	$—	$1,374,600	$—	$—	$83,345	$10,778	$2,331,775
Anthony E. Hull	2021	$566,508	$—	$516,000	$—	$—	$635	$12,023	$1,095,166
Vice President, Chief Financial Officer and Treasurer	2020	$536,258	$—	$1,367,500	$365,000	$323,813	$—	$196,072	$2,788,643

Jared L. Landaw	2021	$268,750	$—	$513,750	$—	$—	$—	$123,215	$905,715
Vice President, General Counsel and Secretary(6)

Richard G. Cross	2021	$336,816	$—	$172,000	$—	$—	$—	$4,653	$513,469
Vice President and Chief Development Officer	2020	$318,825	$—	$136,750	$273,750	$142,409	$—	$44,379	$916,113
	2019	$318,276	$—	$189,600	$—	$—	$—	$—	$507,876
Nathan Mucher	2021	$291,504	$—	$103,200	$—	$—	$1,975	$2,531	$399,210
Vice President, Chief Information Officer	2020	$275,933	$—	$82,050	$91,250	$123,247	$589	$38,417	$611,486
	2019	$275,004	$—	$142,200	$—	$—	$—	$112,759	$529,963
Carl S. Hauch	2021	$252,087	$—	$1,830,000	$—	$—	$—	$855,612	$2,937,699
Former Vice President, Chief Operating Officer(7)

(1)During the second quarter of 2020, in response to the COVID-19 pandemic, Mr. Accordino elected not to receive a base salary and the base salaries of Mr. Hull, Mr. Cross and Mr. Mucher were reduced by 10%. Base salaries were restored effective July 1, 2020. For the periods presented, Mr. Accordino's salary includes reimbursement for certain medical premium costs.
(2)The amounts shown represent the aggregate grant date fair value of equity awards granted and approved by the Compensation Committee in each of the fiscal years presented and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized. The actual value, if any, that a named executive officer may realize will depend on the stock price at the date of vesting and the stock price over the term of the option awards.
(3)We provide incentive compensation to our executive officers based on an individual’s achievement of certain specified objectives and our achievement of specified EBITDA levels. See “Compensation Discussion and Analysis” above for a discussion of our Executive Bonus Plan. Amounts include cash bonuses paid in fiscal year 2022, 2021 and 2020 with respect to services rendered in fiscal year 2021, 2020 and 2019, respectively.
(4)These amounts represent the above-market portion of earnings on compensation deferred by the Named Executive Officers under our nonqualified Deferred Compensation Plan. Earnings on deferred compensation are considered to be above-market to the extent that the rate of interest exceeds 120% of the applicable federal long-term rate. At January 2, 2022, 120% of the federal long-term rate was 2.26% per annum and the interest rate paid to participants was 8% per annum.
(5)All other compensation in 2021 includes the value of dividend equivalents received on outstanding restricted stock units in connection with the Company's special cash dividend of $0.41 per share paid on October 5, 2021 to stockholders of record as of the close of business on August 25, 2021 as follows: Mr. Accordino 6,471 restricted stock units, Mr. Hull 3,196 restricted stock units, Mr. Cross 966 restricted stock units, and Mr. Mucher 658 restricted stock units.
All other compensation in 2020 includes the value of each Named Executive Officer's restricted stock units earned under the Executive Bonus Plan and granted in 2021. For 2020, Mr. Accordino received 46,386 restricted stock units, Mr. Hull received 29,157 restricted stock units, Mr. Cross received 6,935 restricted stock units and Mr. Mucher received 6,002 restricted stock units. All restricted stock units vest annually in equal installments over three years with accelerated vesting for any event of termination other than for cause.
For Mr. Accordino, the amounts shown includes reimbursement for tax preparation fees of $6,400 plus a gross up for income taxes on such reimbursement of $7,255 for fiscal year 2021, $5,800 plus a gross up for income taxes on such reimbursement of $4,297 for fiscal year 2020, and reimbursement for tax preparation fees of $5,500 plus a gross up for income taxes on such reimbursement of $5,278 for fiscal year 2019.
For Mr. Landaw, the amounts shown also include reimbursement for relocation expenses of $75,000 plus a gross up for income taxes on such reimbursement of $46,699 for fiscal year 2021.
For Mr. Mucher, the amounts shown also include reimbursement for relocation expenses of $74,094 plus a gross up for income taxes on such reimbursement of $38,665 for fiscal year 2019.
For Mr. Hauch, the amount for fiscal 2021 includes reimbursement for moving expenses of $133,680 plus a gross up for income taxes on such reimbursement of $57,979, severance payments of $654,170 and benefit coverage of $8,858 pursuant to the Hauch Separation Agreement (as defined below), which is further described on page 61 of this Proxy Statement and was entered into in connection with the non-renewal of Mr. Hauch’s employment contract with the Company.
(6)Mr. Landaw joined the Company as Vice President, General Counsel and Secretary on February 8, 2021.
(7)Mr. Hauch served as our Vice President, Chief Operating Officer from February 15, 2021 until August 2, 2021.

2022 PROXY STATEMENT	51
Executive Compensation
Accordino Employment Agreement
On November 1, 2011, we and Mr. Accordino mutually agreed that Mr. Accordino would become our President and Chief Executive Officer effective on January 1, 2012. In December 2011, we and Carrols LLC entered into a new employment agreement with Mr. Accordino. Mr. Accordino’s employment agreement commenced on January 1, 2012 and was subject to automatic renewals for successive one-year terms unless either Mr. Accordino, we or Carrols LLC elected not to renew Mr. Accordino’s employment agreement by giving written notice at least 30 days before a scheduled expiration date. Mr. Accordino’s employment agreement provided that Mr. Accordino would receive an annual base salary that could be increased annually at the sole discretion of our Compensation Committee. Pursuant to Mr. Accordino’s employment agreement, Mr. Accordino participated in our Executive Bonus Plan and any restricted stock or other equity incentive plans applicable to executive employees as determined by our Compensation Committee. Mr. Accordino’s employment agreement also provided that if Mr. Accordino’s employment was terminated without "cause" (as defined in Mr. Accordino’s employment agreement) or Mr. Accordino terminated his employment for "good reason" (as defined in Mr. Accordino’s employment agreement), in each case within twelve months following a "change of control" (as defined in Mr. Accordino’s employment agreement), Mr. Accordino would receive a cash lump sum payment equal to 2.99 times his average salary plus his average annual bonus (paid under our Executive Bonus Plan or deferred under our Deferred Compensation Plan) for the prior five years. Mr. Accordino’s employment agreement also provided that if Mr. Accordino’s employment was terminated by us or Carrols LLC without “cause” (other than following a change of control as described above), or Mr. Accordino terminated his employment for “good reason” (other than following a change of control as described above), Mr. Accordino would receive a lump sum cash payment in an amount equal to 2.00 times his average salary plus average annual bonus for the prior five years. Mr. Accordino’s employment agreement included non-competition and non-solicitation provisions effective during the term of Mr. Accordino’s employment agreement and for two years following its termination. On September 6, 2013, we and Carrols LLC entered into an amendment to Mr. Accordino’s employment agreement to provide, among other things, that in the event that we or Carrols LLC elected not to renew the term of the employment agreement for any reason other than for "cause", we or Carrols LLC would (1) pay to Mr. Accordino a lump sum cash payment equal to his annual base salary and vacation pay in effect on the last day of the term of the employment agreement; (2) pay to Mr. Accordino any amounts he was entitled to under the Deferred Compensation Plan; (3) pay to Mr. Accordino the annual bonus for the year in which the term of the employment agreement ended that was payable under the terms of the Executive Bonus Plan; and (4) continue certain health benefits and insurance policies.
On September 23, 2021, the Company and Carrols LLC provided Mr. Accordino with notice of their election not to renew the term of Mr. Accordino’s employment agreement in accordance with the provisions of Section 5 of Mr. Accordino's employment agreement. On September 23, 2021, the Company and Carrols LLC also entered into a Transition Agreement with Mr. Accordino (the “Transition Agreement”) to provide for the continued service of Mr. Accordino beyond the February 28, 2022 termination date of Mr. Accordino's employment agreement (hereinafter, the “Termination Date”) to help facilitate an orderly transition of leadership from Mr. Accordino to a new CEO. In accordance with the terms of the Transition Agreement, Mr. Accordino agreed to continue to serve as President and CEO of the Company after the Termination Date until the date (such date, hereinafter the “Separation Date”) that is the earlier of (a) June 30, 2022 and (b) the effective date of the appointment of a new CEO by the Board of Directors of the Company. Mr. Accordino also agreed to resign as Chairman and as a member of the Board of Directors of the Company on the earlier of (x) the date of the 2022 Annual Meeting of Stockholders of Carrols and (y) the Separation Date. In addition, Mr. Accordino agreed to provide transitional assistance to the new CEO for a period of ninety (90) days following the Separation Date.
The Transition Agreement provides that Mr. Accordino is entitled to receive his monthly base salary from the Termination Date through June 30, 2022, payable in accordance with the Company's payroll practices for executives. As required by his employment agreement, the Transition Agreement provides that Mr. Accordino is to receive (i) a payment of $901,260 representing the aggregate amount of Mr. Accordino's current annual base salary, payable in a lump sum on the six-month anniversary of the Separation Date, and (ii) continued medical and major medical insurance for him and his spouse in accordance with Section 8(a) of his employment agreement. The Transition Agreement also provides that Mr. Accordino is eligible to receive not later than March 15, 2023 a pro rata portion of his annual bonus award, if any, payable under the Company's Executive Bonus Plan for the 2022 fiscal year covering the period between January 3, 2022 through the Separation Date. Mr. Accordino agreed to receive only a pro-rata portion of the annual bonus award based on the period of time he served as President and CEO in fiscal 2022, despite the fact that his employment agreement entitles him to receive the entire amount of the annual bonus award. In accordance with the terms of the Transition Agreement, Mr. Accordino resigned as Chairman, President and CEO of the Company on April 1, 2022 upon the appointment of Paulo A. Pena as the Company's new President and CEO.
In accordance with the terms of the Carrols plan, the Transition Agreement provides that, on the Separation Date (a) all unvested shares of restricted common stock awarded to Mr. Accordino under the Carrols plan will be deemed fully vested and (b) shares of Common Stock will be delivered to Mr. Accordino in accordance with the terms of the restricted stock unit award agreements awarded to Mr. Accordino under the Carrols plan. As consideration for Mr. Accordino entering into the agreement and agreeing to work beyond the February 28, 2022 termination date of his employment agreement, the Transition Agreement also provides that the Company shall amend the terms of the Incentive Stock Option award granted to Mr. Accordino in 2020 to provide that, on the Separation Date, all stock options awarded shall be deemed fully vested and exercisable by Executive until the seventh anniversary of the grant date. Such stock options have an exercise price of $7.12 per share and are materially out of the money on the date hereof.

52	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Grants of Plan-Based Awards
The following table provides certain information regarding grants of plan-based awards made to the Named Executive Officers during the 2021 fiscal year ended January 2, 2022:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All other option awards: Number of securities underlying options #	Exercise price of option awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Daniel T. Accordino	1/15/2021	150,000	—	—	$1,032,000
Anthony E. Hull	1/15/2021	75,000	—	—	$516,000
Jared L. Landaw	2/8/2021	75,000	—	—	$513,750
Richard G. Cross	1/15/2021	25,000	—	—	$172,000
Nathan Mucher	1/15/2021	15,000	—	—	$103,200
Carl S. Hauch (3)	3/12/2021	250,000	—	—	$1,830,000
(1)Amounts shown in this column reflect the number of restricted stock awards granted to each Named Executive Officer pursuant to Carrols plan during 2021 other than Mr. Hauch. Other than Mr. Landaw and Mr. Hauch, all such restricted stock will vest over a period of three years, with one-third of such restricted stock vesting on the first anniversary of the grant date and one-third of such restricted stock vesting on each subsequent anniversary of the grant date. For Mr. Landaw, the restricted stock awards will vest over a period of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% annually on the January 15th thereafter.
(2)These amounts reflect an estimate of the grant date fair value and may not correspond to the actual value that will be recognized by the Named Executive Officers. The value of the restricted stock awards granted in 2021 is calculated by multiplying the number of restricted stock awarded by the market closing price of our common stock on the grant date. The grant date fair value on January 15, 2021 was $6.88. The grant date fair value on February 8, 2021 was $6.85 and the grant date fair value on March 12, 2021 was $7.32.
(3)In March 2021, we granted Mr. Hauch 250,000 shares of restricted stock as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4). The restricted stock award was to vest over a period of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% annually on the January 15th thereafter. Mr. Hauch served as our Vice President, Chief Operating Officer from February 15, 2021 until August 2, 2021.

2022 PROXY STATEMENT	53
Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The following tables set forth certain information with respect to the value of all Carrols Restaurant Group equity awards that were outstanding at the 2021 fiscal year end for each of the Named Executive Officers:

	Stock Awards
Name	Number of Shares of Stock or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel T. Accordino(1)(3)	395,352	$1,170,242	—	$—
Anthony E. Hull(1)(4)(5)	272,353	$806,165	—	$—
Jared L. Landaw(6)	75,000	$222,000	—	$—
Richard G. Cross(1)(3)	57,880	$171,325	—	$—
Nathan Mucher(1)(5)	36,510	$108,070	—	$—
Carl S. Hauch(7)	—	—	—	$—

	Option Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Daniel T. Accordino(8)	212,500	—	412,500	$7.12	8/12/2027
Anthony E. Hull(8)	34,000	—	66,000	$7.12	8/12/2027
Jared L. Landaw	—	—	—	—	—
Richard G. Cross(8)	25,500	—	49,500	$7.12	8/12/2027
Nathan Mucher(8)	8,500	—	16,500	$7.12	8/12/2027
Carl S. Hauch	—	—	—	—	—
(1)In January 2019, January 2020 and January 2021, we granted restricted stock awards to these Named Executive Officers pursuant to the Carrols plan. These restricted stock awards vest over periods of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% annually on the anniversary of the grant date thereafter. In accordance with Mr. Accordino's Transition Agreement, his unvested restricted stock awards became fully vested upon his resignation as our Chairman, President and CEO on April 1, 2022.
(2)The market value of the restricted stock awards was determined based on the closing price of our common stock on the last trading day of the 2021 fiscal year, December 31, 2021, which was $2.96.
(3)In March 2019 and March 2021, we awarded restricted stock units to these Named Executive Officers pursuant to the Executive Bonus Plan attributed to performance in the 2018 and 2020 fiscal periods. For these periods, 50% of the Earned EBITDA bonus was paid in cash and 50% was awarded in restricted stock units that are being delivered annually over a three-year vesting period. All restricted stock units vest annually in equal installments over three years with accelerated vesting for any event of termination other than for cause. In accordance with Mr. Accordino's Transition Agreement, his unvested restricted stock units became fully vested upon his resignation as our Chairman, President and CEO on April 1, 2022.
(4)In January 2020 and January 2021, we granted restricted stock awards to Mr. Hull pursuant to the Carrols plan. The restricted stock award vests over periods of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% annually on January 15 thereafter.
(5)In March 2021, we awarded restricted stock units to these Named Executive Officers pursuant to the Executive Bonus Plan attributed to performance in the 2020 fiscal period. For these periods, 50% of the Earned EBITDA bonus was paid in cash and 50% was awarded in restricted stock units that are being delivered annually over a three-year vesting period. All restricted stock units vest annually in equal installments over three years with accelerated vesting for any event of termination other than for cause.
(6)In February 2021, we granted a restricted stock award to Mr. Landaw pursuant to the Carrols plan. The restricted stock award vests over periods of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% annually on January 15 thereafter.
(7)In March 2021, we granted Mr. Hauch 250,000 shares of restricted stock as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4). The restricted stock award was to vest over periods of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% annually on the January 15 thereafter. Mr. Hauch served as our Vice President, Chief Operating Officer from February 15, 2021 until August 2, 2021.
(8)In August 2020, we awarded stock options to these Named Executive Officers pursuant to the Carrols plan. All such stock option awards vest over a period of three years, with one-third vesting on the first anniversary of the grant date and one-third vesting on each subsequent anniversary of the grant date and will expire seven years after the grant date. In accordance with Mr. Accordino's Transition Agreement, his options became fully vested upon his resignation as our Chairman, President and CEO on April 1, 2022.

54	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Options Exercised and Stock Vested
The following table summarizes the options exercised and vesting of restricted stock awards for each of our Named Executive Officers during the 2021 fiscal year ended January 2, 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Daniel T. Accordino	—	$—	178,119	$1,214,390
Anthony E. Hull	—	$—	85,000	$580,550
Jared L. Landaw	—	$—	—	$—
Richard G. Cross	—	$—	23,844	$162,533
Nathan Mucher	—	$—	10,050	$68,642
Carl S. Hauch(2)	—	$—	—	$—
(1)Represents the per-share market price of our common stock on the vesting date multiplied by the number of shares vested.
(2)Mr. Hauch served as our Vice President, Chief Operating Officer from February 15, 2021 until August 2, 2021.
Nonqualified Deferred Compensation
We have a Deferred Compensation Plan for employees not eligible to participate in the Carrols Corporation Retirement Savings Plan, which we refer to as the “Retirement Plan”, because they have been excluded as “highly compensated” employees (as so defined in the Retirement Plan), to voluntarily defer portions of their base salary and annual bonus. An eligible employee may elect to defer all or a specified percentage of base salary and, if applicable, all or a specified percentage of cash bonuses. All amounts deferred by the participants earn interest at 8% per annum. We do not match any portion of the funds. All of the Named Executive Officers are or were eligible to participate in our Deferred Compensation Plan.
The following table describes contributions, earnings and balances at January 2, 2022 under our Deferred Compensation Plan:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FYE ($)
Daniel T. Accordino	$—	$—	$139,319	$—	$1,839,197
Anthony E. Hull	19,800	—	861	—	20,661
Jared L. Landaw	—	—	—	—	—
Richard G. Cross	—	—	—	—	—
Nathan Mucher	29,150	—	2,684	—	49,121
Carl S. Hauch(2)	—	—	—	—	—
(1)Earnings represent the interest earned on amounts deferred at 8.0% per annum.
(2)Mr. Hauch served as our Vice President, Chief Operating Officer from February 15, 2021 until August 2, 2021.

2022 PROXY STATEMENT	55
Executive Compensation
Potential Payments Upon Termination or
Change-of-Control
We have not utilized formal employment agreements for our Named Executive Officers, other than Mr. Accordino and Mr. Hauch, neither of whom is currently employed by the Company. Employment arrangements for our Named Executive Officers are governed by the terms of their individual employment offers, where applicable, as well as change of control/severance agreements entered into with Mr. Cross in 2013 and Mr. Hull, Mr. Mucher and Mr. Landaw in 2021.
Messrs. Hull, Mucher and Landaw are each subject to employment letters that were entered into when they each joined the Company. The employment letters provided for initial base salaries and initial annual bonus targets and also provided that each individual would be eligible to receive equity awards under the Company’s long-term incentive award program in effect for other senior executives. Mr. Cross first joined the Company in a non-executive role and does not have an employment arrangement with the Company. The Compensation Committee reviews and updates the compensation arrangements for Messrs. Accordino, Hull, Landaw, Cross and Mucher on an annual basis.
The Named Executive Officers have received equity awards under our Carrols plan, which allows for the accelerated vesting of certain awards in connection with a qualifying termination event. Upon a change of control of the Company, all participants unvested shares will be accelerated and become vested.
Additionally, we may from time-to-time offer a severance benefit arrangement for terminated or separated executives as part of a negotiated termination of employment in exchange for a release of claims against the Company and other covenants determined to be in the best interests of the Company. The actual severance payments and benefits received by Mr. Hauch in connection with his termination of employment are described below.

56	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Change of Control/Severance Agreements
On September 6, 2013, we and Carrols LLC entered into an amendment to Mr. Accordino's employment agreement to provide, among other things, that in the event that we or Carrols LLC elected not to renew the term of the employment agreement for any reason other than for "cause" (as defined in the employment agreement), we or Carrols LLC would (1) pay to Mr. Accordino a lump sum cash payment equal to his annual base salary and vacation pay in effect on the last day of the term of the employment agreement; (2) pay to Mr. Accordino any amounts he was entitled to under the Deferred Compensation Plan; (3) pay to Mr. Accordino the annual bonus for the year in which the term of the employment agreement ended that was payable under the terms of the Executive Bonus Plan; and (4) continue certain health benefits and insurance policies.
Mr. Accordino’s employment agreement also provided that if Mr. Accordino’s employment was terminated without "cause" (as defined in his employment agreement) or Mr. Accordino terminated his employment for "good reason" (as defined in his employment agreement), (a) in each case within twelve months following a "change of control" (as defined his employment agreement), or (b) a binding agreement with respect to a change of control transaction was entered into during the term of his employment and such change of control transaction occurred within 12 months after the date of his termination of employment, then in either case, Mr. Accordino would receive a cash lump sum payment equal to 2.99 multiplied by the average of the sum of his base salary and the annual bonus paid under the Executive Bonus Plan or deferred in accordance with the Deferred Compensation Plan in the five calendar years prior to the date of termination.
The employment agreement also provided that if Mr. Accordino’s employment was terminated by us or Carrols without cause more than 12 months following a change of control or Mr. Accordino terminated his employment for good reason more than 12 months following a change of control, Mr. Accordino would receive a cash lump sum payment in an amount equal to 2.00 multiplied by the average of the sum of his base salary and the annual bonus paid under the Executive Bonus Plan or deferred in accordance with the Deferred Compensation Plan in the five calendar years prior to the date of termination. The employment agreement included non-competition and non-solicitation provisions effective during the term of the employment agreement and for two years following the termination of the employment agreement.
The following table summarizes estimated benefits that would have been payable to Mr. Accordino if (1) the term of his employment agreement had not been renewed by us or Carrols LLC without cause; (2) his employment had been terminated on January 2, 2022 by us without cause or by him for good reason within 12 months of a change of control of us or such change of control is a result of (a) a binding agreement with respect to a change of control transaction was entered into during the term of his employment and (b) such change of control transaction occurs within 12 months after the date of termination of his employment; (3) his employment had been terminated on January 2, 2022 by us without cause or by him for good reason; (4) his employment had been terminated on January 2, 2022 by us for cause; (5) his employment had been terminated on January 2, 2022 by him without good reason; (6) his employment had been terminated on January 2, 2022 by us due to disability; and (7) his employment had been terminated on January 2, 2022 due to death:

	Non-renewal of Employment Agreement Without Cause ($)	Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control ($)		Terminated Without Cause or by Employee for Good Reason More than 12 Months following a Change in Control(2) ($)		Terminated For Cause ($)	Terminated by Employee Without Good Reason ($)	Disability ($)		Death ($)
Severance	$901,260	$3,774,467	(1)	$2,524,727	(2)	$—	$—	$2,703,780	(3)	$—
Bonus(4)	—	—		—		—	—	—		—
Accrued Vacation(5)	69,328	69,328		69,328		—	69,328	69,328		69,328
Welfare Benefits(6)	472,351	472,351		472,351		—	—	472,351		264,603
Deferred Compensation Plan	1,839,197	1,839,197		1,839,197		1,839,197	1,839,197	1,839,197		1,839,197
Equity(7)	1,170,242	1,170,242		1,170,242		—	193,886	1,170,242		1,170,242
Total	$4,452,378	$7,325,585		$6,075,845		$1,839,197	$2,102,411	$6,254,898		$3,343,370
(1)Reflects a lump sum cash payment in an amount equal to 2.99 multiplied by the average of the sum of the base salary and the annual bonus paid under the Executive Bonus Plan or deferred in accordance with the Deferred Compensation Plan in the five calendar years prior to the date of termination, which we refer to as the “Five-Year Compensation Average”.
(2)Reflects a lump sum cash payment in an amount equal to 2.00 multiplied by Mr. Accordino's Five Year Compensation Average.
(3)Such amounts based on the base salary in effect at January 2, 2022 of $901,260 for Mr. Accordino, for a period of three years.

2022 PROXY STATEMENT	57
Executive Compensation
(4)Reflects a lump sum cash payment in an amount equal to the pro rata portion of Mr. Accordino’s annual bonus under our Executive Bonus Plan for the year in which his employment is terminated. Amount represents the bonus earned by Mr. Accordino for the 2021 fiscal year ended January 2, 2022.
(5)Amount represents four weeks of accrued but unpaid vacation as of January 2, 2022 based on the annual salary of $901,260 in effect at January 2, 2022 for Mr. Accordino.
(6)Mr. Accordino's employment agreement required continued coverage under our welfare and benefits plans for him and his eligible dependents for the remainder of their respective lives. The amount included in this table was actuarially determined based on the present value of future health care premiums paid for by us discounted at a rate of 1.98%.
(7)The amount represents vesting of the outstanding shares of restricted stock and restricted stock units held at January 2, 2022 based upon the closing price of our common stock on the last trading day of our 2021 fiscal year, December 31, 2021, which was $2.96. Stock options are not included in the table as the exercise price of $7.12 was higher than the closing market price on the last trading day of our 2021 fiscal year, December 31, 2021, which was $2.96.
Under award agreements pursuant to the Carrols plan, any unvested shares of stock, unvested restricted stock units and unvested stock options will automatically vest in the event of a change of control, even if the participant's employment is not terminated following a change of control.
Further, in accordance with the Carrols plan, all unvested shares of restricted stock, unvested restricted stock units and unvested stock options will automatically vest if the participant's employment terminates due to death, disability or involuntary termination, and in the case of stock options, remain exercisable for a period of one year from the date of such death or disability or until the expiration of the stated term of the stock options, whichever is shorter. All restricted stock units will vest upon the termination of the participant for any reason other than for cause.
On June 3, 2013, we, Carrols and Carrols LLC entered into a change of control and severance agreement, which we refer to as the "change of control and severance agreement", with Mr. Cross. This change of control and severance agreement provides that if within one year following a "change of control" (as defined in the change of control and severance agreement), such employee's employment is terminated by us, Carrols or Carrols LLC without "cause" (as defined in the change of control and severance agreement) or by such employee for "good reason" (as defined in the change of control and severance agreement), then such employee will be entitled to receive (a) a cash lump sum payment in the amount equal to the product of 18 and the employee's monthly base salary at the then current rate, (b) an amount equal to the aggregate bonus payment for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan then in effect, and (c) continued coverage under our welfare and benefits plans for such employee and his dependents for a period of up to 18 months. Each change of control and severance agreement also provides that if at any time other than within one year following a change of control, such employee's employment is terminated by us, Carrols or Carrols LLC without cause or by such employee for good reason, then such employee will be entitled to receive (a) a cash lump sum payment in the amount equal to one year's salary at the then current rate, (b) an amount equal to the pro rata portion of the aggregate bonus payment for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not terminated under our Executive Bonus Plan then in effect, and (c) continued coverage under our welfare and benefits plans for such employee and his dependents for a period of up to 18 months. The payments and benefits due under each change of control and severance agreement cannot be reduced by any compensation earned by the employee as a result of employment by another employer or otherwise. The payments are also not subject to any set-off, counterclaim, recoupment, defense or other right that we, Carrols or Carrols LLC may have against the employee.
On June 30, 2021 and December 15, 2021, the Company, Carrols Holdco, Carrols Corporation and Carrols LLC entered into a Change of Control and Severance Agreement, which we refer to as the "2021 change of control and severance agreement" with each of Messrs. Hull and Mucher, and Mr. Landaw, respectively. Each 2021 change of control and severance agreement provides that if within one year following a Change of Control (as defined in the 2021 change of control and severance agreement), such employee's employment is terminated by the Company or Carrols LLC without Cause (as defined in the 2021 change of control and severance agreement) or by such employee for Good Reason (as defined in the 2021 change of control and severance agreement), then such employee will be entitled to receive (a) a lump sum payment in the amount equal to the product of 18 and the employee's monthly base salary at the then current rate plus interest at an annual rate equal to the Prime Rate (as defined in the 2021 change of control and severance agreement) plus three percent, (b) an amount equal to the aggregate bonus payment under the Company's executive bonus plan for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not been terminated payable in a lump sum, and (c) continued coverage under the Company's welfare and benefits plans for such employee and his dependents for a period of up to 12 months. Each 2021 change of control and severance agreement also provides that if prior to a change of control or more than one year after a change of control, such employee's employment is terminated by the Company or Carrols LLC without Cause or by such employee for Good Reason, then such employee will be entitled to receive (i) a payment in the amount equal to one year's base salary at the then current rate payable over a one-year period as further described in the 2021 change of control and severance agreement, (ii) an amount equal to the pro rata portion of the aggregate bonus payment under the Company's executive bonus plan for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not been terminated payable in a lump sum, and (iii) continued coverage under the Company's welfare and benefits plans for such employee and his dependents for a period of up to 12 months. The payments and benefits due under the 2021 change of control and severance agreement cannot be reduced by any compensation earned by the employee as a result of employment by another employer or otherwise, except that the employee’s right to receive any outstanding payments described in (i) and (ii) above would terminate if the employee commences employment with, or serves as a director of, or consultant or independent contractor to, any business operating a quick-service restaurant which features a hamburger or chicken as the primary or central menu item. The initial term of the 2021 change of control and severance agreement ends on December 31, 2021 and is automatically extended for additional one year periods unless either employee, on the

58	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
one hand, or the Company or Carrols LLC, on the other hand, provides a notice of non-renewal at least 90 days prior to the expiration of the initial term or applicable renewal period, or unless terminated sooner in accordance with the terms of the 2021 change of control and severance agreement.
The following table summarizes estimated benefits that would have been payable to Mr. Hull, Mr. Cross, Mr. Landaw and Mr. Mucher if the employment of such Named Executive Officer had been terminated on January 2, 2022 (1) by us without cause or by the Named Executive Officer for good reason within one year after a change of control; (2) by us without cause or by the Named Executive Officer for good reason prior to a change of control or more than one year after a change of control, (3) due to death or disability, (4) by the Named Executive Officer voluntarily or due to retirement or (5) by us for cause:

	Terminated Without Cause or by Employee for Good Reason Within 12 Months of a Change in Control ($)		Terminated Without Cause or by Employee for Good Reason Prior to a Change in Control or More Than One Year After a Change in Control ($)		Termination due to Death or Disability ($)		Voluntary Termination or Retirement ($)		Termination for Cause ($)
Anthony E. Hull
Severance	$1,005,524	(1)	$670,349	(2)	$—		$—		$—
Bonus	—	(3)	—	(4)	—	(5)	—	(5)	—
Accrued Vacation(6)	—		—		—		—		—
Welfare Benefits(7)	32,962		32,962		—		—		—
Deferred Compensation Plan	20,661		20,661		20,661		20,661		20,661
Equity(8)	806,165		806,165		806,165		95,765		—
Total	$1,865,312		$1,530,137		$826,826		$116,426		$20,661
Richard G. Cross
Severance	$580,106	(1)	$386,738	(2)	$—		$—		$—
Bonus	—	(3)	—	(4)	—	(5)	—	(5)	—
Accrued Vacation(6)	28,846		28,846		28,846		28,846		—
Welfare Benefits(9)	18,711		18,711		—		—		—
Deferred Compensation Plan	—		—		—		—		—
Equity(8)	171,325		171,325		171,325		28,949		—
Total	$798,988		$605,620		$200,171		$57,795		$—
Jared L. Landaw
Severance	$580,106	(1)	$386,738	(2)	$—		$—		$—
Bonus	—	(3)	—	(4)	—	(5)	—	(5)	—
Accrued Vacation(6)	—		—		—		—		—
Welfare Benefits(7)	3,405		3,405		—		—		—
Deferred Compensation Plan	—		—		—		—		—
Equity(8)	222,000		222,000		222,000		—		—
Total	$805,511		$612,143		$222,000		$—		$—
Nathan Mucher
Severance	$479,567	(1)	$319,711	(2)	$—		$—		$—
Bonus	—	(3)	—	(4)	—	(5)	—	(5)	—
Accrued Vacation(6)	23,847		23,847		23,847		23,847		—
Welfare Benefits(7)	32,266		32,266		—		—		—
Deferred Compensation Plan	49,121		49,121		49,121		49,121		49,121
Equity(8)	108,070		108,070		108,070		19,714		—
Total	$692,871		$533,015		$181,038		$92,682		$49,121
(1)Reflects a cash lump sum payment in an amount equal to 18 multiplied by the amount of the Named Executive Officer’s monthly base salary in effect at January 2, 2022 plus interest of 6.25% per annum (determined as the prime commercial rate established by the principal lending bank at January 2, 2022 of 3.25% plus 3%) until the time of payment which would be the fifth business day following the six month anniversary of termination.

2022 PROXY STATEMENT	59
Executive Compensation
(2)Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at January 2, 2022 plus interest of 6.25% per annum (determined as the prime commercial rate established by the principal lending bank at January 2, 2022 of 3.25% plus 3%) until the time of payment which would be the fifth business day following the six month anniversary of termination.
(3)Reflects an amount equal to the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which he would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan in effect at January 2, 2022. Such payment would be made no later than March 15th of the calendar year following the calendar year the Named Executive Officer’s employment is terminated.
(4)Reflects an amount equal to the pro-rata portion of the aggregate bonus payment for the year in which the Named Executive Officer incurs a termination of employment to which the Named Executive Officer would otherwise have been entitled had his employment not terminated under the Executive Bonus Plan in effect at January 2, 2022.
(5)Reflects an amount equal to the aggregate bonus payment unpaid at January 2, 2022 for 2021 for which the Named Executive Officer would be entitled to be paid as he was employed as of the end of the calendar year. Amount represents the bonus earned for the fiscal year ended January 2, 2022.
(6)Amount represents four weeks of accrued but unpaid vacation as of January 2, 2022 based on the annual salary in effect on January 2, 2022 for each respective Named Executive Officer.
(7)Reflects continued coverage of group term life and disability insurance and group health and dental plan coverage for such Named Executive Officer and his dependents for a period of 12 months based on rates in effect at January 2, 2022 without discounting.
(8)The amount represents vesting of the outstanding shares of restricted stock and restricted stock units held at January 2, 2022 based upon the closing price of our common stock on the last trading day of our 2021 fiscal year, December 31, 2021, which was $2.96. Stock options are not included in the table as the exercise price of $7.12 was higher than the closing market price on the last trading day of our 2021 fiscal year, December 31, 2021, which was $2.96.
Under award agreements pursuant to the Carrols plan, any unvested shares of stock, unvested restricted stock units and unvested stock options will automatically vest in the event of a change of control, even if the participant's employment is not terminated following a change of control.
Further, in accordance with the Carrols plan, all unvested shares of restricted stock, unvested restricted stock units and unvested stock options will automatically vest if the participant's employment terminates due to death, disability or involuntary termination, and in the case of stock options, remain exercisable for a period of one year from the date of such death or disability or until the expiration of the stated term of the stock options, whichever is shorter. All restricted stock units will vest upon the termination of the participant for any reason other than for cause.
(9)Reflects continued coverage of group term life and disability insurance and group health and dental plan coverage for such Named Executive Officer and his dependents for a period of 18 months based on rates in effect at January 2, 2022 without discounting.
Hull Offer Letter
Pursuant to an offer letter dated November 20, 2019 between the Company and Mr. Hull, Mr. Hull is entitled to be paid an annual base salary of $550,000 and is eligible to receive discretionary annual increases based on his performance. Mr. Hull is also eligible to participate in the Company's Executive Bonus Plan and entitled to a bonus target of 100% of his annual base salary subject to the terms of the Company’s Executive Bonus Plan. Pursuant to the offer letter, Mr. Hull was granted 250,000 shares of restricted stock on January 15, 2020. In addition, Mr. Hull is entitled to receive a reimbursement from the Company for travel expenses for Mr. Hull and his spouse to visit family of up to $25,000 in the first year of employment with the Company and up to $10,000 in any subsequent year.
Landaw Offer Letter
Pursuant to an offer letter dated January 13, 2021 between the Company and Mr. Landaw, Mr. Landaw is entitled to be paid an annual base salary of $300,000 and is eligible to receive discretionary annual increases based on his performance. Mr. Landaw is also eligible to participate in the Company's Executive Bonus Plan and entitled to a bonus target of 60% of his annual base salary subject to the terms of the Company’s Executive Bonus Plan. Pursuant to the offer letter, Mr. Landaw was granted 75,000 shares of restricted stock on February 8, 2021. He also received a $75,000 stipend in lieu of any moving, rent, relinquished bonus or similar payments, grossed up to cover any tax liabilities.
Mucher Offer Letter
Pursuant to an offer letter dated October 4, 2018 between the Company and Mr. Mucher, Mr. Mucher is entitled to be paid an annual base salary of $275,000 and is eligible to receive discretionary annual increases based on his performance. He is also eligible to participate in the Company's Executive Bonus Plan and entitled to a bonus target of 60% of his annual base salary subject to the terms of the Company’s Executive Bonus Plan. Pursuant to the offer letter, Mr. Mucher was entitled to a bonus payment of $43,000 prior to March 15, 2019 in lieu of any bonus for 2018. In addition, the Company agreed to (i) reimburse Mr. Mucher for airfare, food, lodging and vehicle expenses in connection with commuting to Syracuse, NY prior to relocation, (ii) provide a monthly housing allowance of $1,500 per month from November 2018 through May 2019 and (iii) reimburse Mr. Mucher for (a) certain closing costs related to the sale of his primary residence in North Carolina and the purchase of a new residence in Syracuse, NY, (b) certain moving expenses to relocate to Syracuse, NY and (c) storage expenses, mortgage or rent payments, and utilities and lawn care expenses in certain instances.

60	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Hauch Employment Agreement
On February 9, 2021, the Company entered into an Employment Agreement (the "Hauch Employment Agreement") with Carl Hauch. The Hauch Employment Agreement commenced on February 15, 2021 and was subject to automatic renewals for successive one-year terms beginning on December 31, 2021 unless either Mr. Hauch or the Company elected not to renew the Hauch Employment Agreement by giving written notice to the other at least 30 days before a scheduled expiration date (the "Term"). The Hauch Employment Agreement provided that Mr. Hauch would receive an annual base salary of $550,000 that could be increased annually at the sole discretion of the Company's Compensation Committee. Pursuant to the Hauch Employment Agreement, Mr. Hauch would participate in the Company's Executive Bonus Plan with a target percentage of 100% of his annual base salary, and any restricted stock or other equity incentive plans applicable to executive employees, as determined by the Compensation Committee. The Hauch Employment Agreement also provided that Mr. Hauch would receive a cash sign on bonus of $120,000 in lieu of any payments for costs or expenses of his relocation and reimbursement for temporary lodging expenses incurred through the earlier of (i) his relocation or (ii) June 15, 2021.
The Hauch Employment Agreement also provided that (a) if Mr. Hauch's employment was terminated without Cause (as defined in Hauch Employment Agreement) or Mr. Hauch terminated his employment for Good Reason (as defined in the Hauch Employment Agreement), in each case within twelve months following a Change of Control (as defined in the Hauch Employment Agreement) or (b) if during the Term, the Company entered into a binding written agreement to engage in a transaction which, if consummated, would result in a Change of Control, such transaction is consummated within twelve (12) months after the last date of the Term and subsequent to entering into such agreement the Company terminated Mr. Hauch's employment without Cause or Mr. Hauch terminated his employment for Good Reason, in the case of (a) or (b) Mr. Hauch would receive (1) a cash lump sum payment equal to 2.0 times his average base salary plus his average annual bonus (paid under the Company's Executive Bonus Plan or deferred under the Deferred Compensation Plan) for the prior five years, (2) his accrued but unpaid base salary and vacation as of the date of termination and (3) any amounts entitled pursuant to the Deferred Compensation Plan. The Hauch Employment Agreement also provided that if Mr. Hauch's employment was terminated by the Company without Cause (other than following a Change of Control as described above), or Mr. Hauch terminated his employment for Good Reason (other than following a Change of Control as described above), Mr. Hauch would receive (1) a lump sum cash payment in an amount equal to 2.0 times his average base salary plus average annual bonus (paid under the Executive Bonus Plan or deferred under the Deferred Compensation Plan) for the prior five years, (2) his accrued but unpaid base salary and vacation as of the date of termination, (3) any amounts entitled pursuant to the Deferred Compensation Plan and (4) the pro rata portion of any annual bonus for the year in which Mr. Hauch's employment was terminated payable under the terms of the Executive Bonus Plan. The Hauch Employment Agreement also provided that if Mr. Hauch's employment was terminated by the Company for Cause or Mr. Hauch terminated his employment without Good Reason, Mr. Hauch would receive (1) his accrued but unpaid base salary and vacation as of the date of termination and (2) any amounts entitled pursuant to the Deferred Compensation Plan. The Hauch Employment Agreement also provided that if Mr. Hauch's employment was terminated if he became Disabled (as defined in the Hauch Employment Agreement), Mr. Hauch would receive (1) his base salary (at the rate in effect on the disability effective date) for two years, (2) the pro rata portion of any annual bonus for the year in which Mr. Hauch's employment was terminated payable under the terms of the Executive Bonus Plan; and (3) any amounts entitled to under the Deferred Compensation Plan. The Hauch Employment Agreement also provided that in the event of Mr. Hauch's death during the Term, the Company would pay to his spouse, if he is survived by a spouse, or if not, to his estate, (1) his accrued and unpaid base salary (at the rate in effect on the date of death) as of the date of death, (2) the pro rata share of any annual bonus for the year of his death payable under the terms of the Executive Bonus Plan, and (3) any amounts entitled to under the Deferred Compensation Plan in the manner prescribed by the executor of Mr. Hauch's estate. The Hauch Employment Agreement also provided that in the event that the Company elected not to renew the Term of the Hauch Employment Agreement for any reason other than for Cause or Mr. Hauch elected not to renew the Term of the Hauch Employment Agreement for any reason other than for Good Reason, Mr. Hauch would receive (1) his accrued but unpaid base salary in the year for which the Term ended; (2) any amounts entitled to under the Deferred Compensation Plan and (3) any annual bonus for the year in which the Term ended that is payable under the terms of the Executive Bonus Plan. The Hauch Employment Agreement included non-competition and non-solicitation provisions effective during the term of the Hauch Employment Agreement and for two years following its termination.

2022 PROXY STATEMENT	61
Executive Compensation
As a material inducement for Mr. Hauch's employment with the Company, pursuant to the Hauch Employment Agreement, Mr. Hauch received a grant of 250,000 restricted shares of the Company’s common stock (the “Inducement Award”) on March 12, 2021, which would vest as follows: (a) 34% of the Inducement Award would vest on the first anniversary of the date of grant, (b) 33% of the Inducement Award would vest on the second anniversary of the date of grant and (c) 33% of the Inducement Award would vest on the third anniversary of the date of grant. The Inducement Award was subject to the terms of the form of Restricted Stock Inducement Award Agreement (the "Restricted Stock Inducement Award Agreement"). The Inducement Award was unanimously approved by the Compensation Committee as an inducement award pursuant to NASDAQ Listing Rule 5635(c)(4). The Hauch Employment Agreement also stated that provided the Hauch Employment Agreement was renewed and not otherwise terminated in accordance with its terms and Mr. Hauch was employed by the Company or its subsidiaries, Mr. Hauch would receive additional restricted common stock grants on: (i) January 15, 2022 in the amount of 125,000 shares of the Company's common stock vesting annually over three (3) years at the rate of 34% on the first anniversary of the grant, 33% on the second anniversary of the grant, and 33% on the third anniversary of the grant, and was otherwise subject to terms and conditions set by the Compensation Committee and the Carrols plan and (ii) January 15, 2023 in the amount of 125,000 shares of the Company's common stock vesting annually over three (3) years at the rate of 34% on the first anniversary of the grant, 33% on the second anniversary of the grant, and 33% on the third anniversary of the grant, and was otherwise be subject to terms and conditions set by the Compensation Committee and the Carrols plan.
On August 2, 2021, Mr. Hauch provided notice to the Company of his election not to renew the term of his Employment Agreement.
Hauch Separation Agreement
Pursuant to a Separation and Release of Claims Agreement dated August 2, 2021 between the Company and Mr. Hauch, which we refer to as the “Hauch Separation Agreement”, Mr. Hauch was entitled to receive his monthly base salary through December 31, 2021, payable in accordance with the Company's payroll practices for executives, and a payment of $425,000 payable on the six-month anniversary of the date of the agreement. Mr. Hauch also remained eligible to receive on or before March 15, 2022 his annual bonus award payable under the Company's Executive Bonus Plan, if any, for the 2021 fiscal year. The Hauch Separation Agreement also provided that all unvested shares of the Company's common stock issued pursuant to the Restricted Stock Inducement Award Agreement between the Company and Mr. Hauch were forfeited to the Company on the date of the agreement. The following table summarizes the benefits we agreed to pay Mr. Hauch upon the termination of his employment on August 2, 2021 pursuant to the Hauch Separation Agreement:

Carl S. Hauch	August 2, 2021
Severance	$654,170
Bonus	—
Accrued Vacation	—
Welfare Benefits	8,858
Deferred Compensation Plan	—
Equity	—
Total	$663,028

62	CARROLS RESTAURANT GROUP, INC.
Executive Compensation
Director Compensation
We use a combination of cash and stock-based compensation to attract and retain qualified nonemployee directors to serve on our Board of Directors. The members of the Board of Directors, except for any member who is an executive officer or employee, each receive a fee for serving on our Board of Directors or Board committees. In March 2016, the Compensation Committee engaged the services of Pearl Meyer, an outside independent compensation consultant, to assist the Compensation Committee with a review of the compensation for executive officers and directors of the Company. Based upon the report and recommendations received from Pearl Meyer and other findings, and the recommendations of the Compensation Committee, our Board of Directors made certain changes to director compensation, all of which were effective January 1, 2017. Non-employee directors receive compensation for Board service as follows:
•Annual retainer of $60,000 for serving as a director.
•The chair of the Audit Committee receives an additional fee of $18,000 per year and each other member of the Audit Committee receives an additional fee of $7,500 per year. The chairman of the Compensation Committee receives an additional fee of $10,000 per year and each other member of the Compensation Committee receives an additional fee of $5,000 per year. The chairman of the Corporate Governance and Nominating Committee receives an additional fee of $5,000 per year and each other member of the Corporate Governance and Nominating Committee receives an additional fee of $3,000 per year. All directors will be reimbursed for all reasonable expenses they incur while acting as directors, including as members of any committee of the Board of Directors.
•Pursuant to the Carrols plan, in January of each year members of our Board of Directors (except for any member who is an executive officer or employee and except for the two Class B directors) will receive an annual restricted stock award with an aggregate “fair market value” (as such term is defined in the Carrols plan) of $100,000 on the date of grant pursuant to the Carrols plan.
In connection with the appointment of David S. Harris as the non-executive Chairman of the Company's Board of Directors on April 1, 2022, our Board determined that the non-executive Chairman will receive an additional annual restricted stock award with an aggregate "fair market value" (as such term is defined in the Carrols plan) of $35,000 on the date of grant pursuant to the Carrols plan.
The following table summarizes the compensation we paid to our non-employee directors during the 2021 fiscal year. Compensation information for Daniel T. Accordino, our former Chairman of the Board of Directors, President and Chief Executive Officer, is set forth in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Award ($)(2)	Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hannah S. Craven	77,500	100,001	—	—	—	—	177,501
Thomas B. Curtis (3)	30,000	—	—	—	—	—	30,000
Deborah M. Derby	65,000	100,001	—	—	—	—	165,001
Matthew Dunnigan (3)	60,000	—	—	—	—	—	60,000
David S. Harris	80,500	100,001	—	—	—	—	180,501
Lawrence E. Hyatt	81,000	100,001	—	—	—	—	181,001
Christopher Finazzo (3)	30,000	—	—	—	—	—	30,000
Matthew Perelman	68,000	100,006	—	—	—	—	168,006
Alexander Sloane	68,000	100,006	—	—	—	—	168,006
(1)The amounts listed in this column include the payment of annual retainers and additional fees for committee service.
(2)On January 15, 2021, Ms. Craven, Ms. Derby, Mr. Harris and Mr. Hyatt were each granted 14,535 restricted shares of common stock each valued at $6.88 per share under the Carrols plan. One-third of the restricted shares of common stock vest and becomes non-forfeitable on each anniversary of the award date, provided that the participant has continuously remained a director of Carrols Restaurant Group.
On May 27, 2021, Mr. Perelman and Mr. Sloane were each granted 17,302 restricted shares of common stock each valued at $5.78 per share under the Carrols plan. These restricted stock awards will vest over a period of three years with 34% of such restricted shares vesting on the first anniversary of the grant date and 33% annually on the January 15th thereafter.
The amounts shown in this column represent the aggregate fair value of restricted common stock granted and approved by the Compensation Committee and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. See Notes 1 and 11 of the consolidated financial statements for the year ended January 2, 2022 included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2022.
(3)Mr. Curtis and Mr. Dunnigan are Class B director designees of BKC pursuant to the terms of the Series B Preferred Stock. Mr. Finazzo was a Class B director designee of BKC pursuant to the terms of the Series B Preferred Stock until July 2021 when he was replaced by Mr. Curtis. Amounts for the Class B directors are paid directly to BKC.

2022 PROXY STATEMENT	63
Executive Compensation
The following table represents the number of unvested restricted stock awards held by each of our non-employee directors as of January 2, 2022:

Name	Outstanding Stock Awards
Christopher Finazzo(1)	—
Hannah S. Craven	30,084
Deborah M. Derby	31,824
Matthew Dunnigan	—
David S. Harris	30,084
Lawrence E. Hyatt	30,084
Thomas B. Curtis	—
Matthew Perelman	17,302
Alexander Sloane	17,302
(1)Mr. Finazzo ceased being a member of the Board of Directors in July 2021.

64	CARROLS RESTAURANT GROUP, INC.
PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE COMPANY’S PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”
We are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in this Proxy Statement under “Executive Compensation” in accordance with the rules of the SEC.
The Company currently holds an advisory vote on executive compensation every year.
The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of encouraging and rewarding executives to contribute to the achievement of the Company's business objectives and to attract, retain and motivate talented executives to perform at the highest level and contribute significantly to the Company's success. The programs are intended to align the interests of our Named Executive Officers with those of our stockholders to provide a balanced mix of short-term and long-term compensation elements and reward the achievement of performance measures that are directly related to the Company's financial goals.
The Compensation Committee believes that the amounts of 2021 actual total compensation for the Named Executive Officers are consistent with these objectives. The compensation of the Named Executive Officers is described in the Compensation Discussion and Analysis, the related compensation tables, notes and narrative in this Proxy Statement. The Compensation Discussion and Analysis section and the accompanying tables and narrative provide a comprehensive review of the Company's executive compensation program and its elements, objectives and rationale. Stockholders are urged to read this disclosure before voting on this Proposal 2.
We are asking our stockholders to indicate their support for our Named Executive Officers' compensation as described in this Proxy Statement under "Executive Compensation." Accordingly, we will ask our stockholders to vote "FOR" the following non-binding resolution at the meeting:
RESOLVED, that the stockholders of Carrols Restaurant Group, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and related narrative disclosure in the Proxy Statement for the Company's 2022 Annual Meeting of Stockholders.
Vote Required For this Proposal 2
The advisory resolution will be considered approved if it receives an affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Although the stockholder vote on this Proposal 2 will be non-binding, the Board and the Compensation Committee value the opinions that the stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.
Board Recommendation
The Board of Directors recommends a vote FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under "Executive Compensation." Proxies received in response to the solicitation will be voted FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under "Executive Compensation" unless otherwise specified in the proxy.

2022 PROXY STATEMENT	65
PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Deloitte to serve as the Company's independent registered public accounting firm for the 2022 fiscal year ending January 1, 2023. Although stockholder ratification of the Board’s action in this respect is not required, the Board believes that it is a sound corporate governance practice to seek stockholder ratification of the appointment of the Company's independent registered public accounting firm. If the stockholders do not ratify the appointment of Deloitte, the Audit Committee intends to reconsider the appointment.
A representative of Deloitte is expected to be present at the meeting and will have the opportunity to make a statement if so desired and is expected to be available to respond to appropriate questions from stockholders.
Vote Required for this Proposal 3
The majority of the shares present at the meeting in person or represented by proxy and entitled to vote on the subject matter is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the 2022 fiscal year ending January 1, 2023.
Board Recommendation
The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte as our independent registered public accounting firm for the 2022 fiscal year ending January 1, 2023. Proxies received in response to this solicitation will be voted FOR the appointment of Deloitte as our independent registered public accounting firm for the 2022 fiscal year ending January 1, 2023 unless otherwise specified in the proxy.
Fees for Professional Services
The following table sets forth the aggregate fees billed or expected to be billed to us for professional services rendered by Deloitte for the fiscal years ended January 2, 2022 and January 3, 2021 :

	Year Ended
	January 2, 2022	January 3, 2021
	(Amounts in thousands)
Audit Fees(1)	$1,257	$1,082
Audit-Related Fees(2)	152	27
Total Audit and Audit-Related Fees	1,409	1,109
Tax Fees(3)	2	68
All Other Fees	—	—
Total	$1,411	$1,177
(1)Audit fees consist of fees for the annual audit of the Company's consolidated financial statements included in our Annual Report on Form 10-K, the quarterly reviews of the Company's interim financial statements included in our quarterly reports on Form 10-Q, and the annual audit of the Company's internal controls over financial reporting.
(2)Audit related fees shown include fees for assurance and related services that are traditionally performed by independent auditors. These fees include due diligence related to mergers and acquisitions, financing transactions and consulting on financial accounting/reporting standards.
(3)Tax fees consist of the aggregate fees for tax compliance and tax advisory and consulting services.
Pre-Approval Policies and Procedures
The Audit Committee has established a policy regarding the pre-approval of all audit and non-audit services provided to us by Deloitte. The policy provides for Audit Committee pre-approval of all audit and non-audit services other than de minimis non-audit services. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee between regularly scheduled meetings; provided, however, the decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

66	CARROLS RESTAURANT GROUP, INC.
INCORPORATION BY REFERENCE
A copy of our Annual Report on Form 10-K and all of the exhibits attached for the 2021 fiscal year ended January 2, 2022, as filed with the SEC and amended, may be obtained from www.proxyvote.com or the SEC’s website at www.sec.gov. In addition, upon written request, we will send a complete copy of the Annual Report on Form 10-K as instructed on the notice or below under “Other Matters.”

2022 PROXY STATEMENT	67
OTHER MATTERS
Stockholder proposals intended for inclusion in our proxy statement relating to the 2023 Annual Meeting of Stockholders must be received by us no later than December 31, 2022. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the 2023 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company on or prior to March 16, 2023 and certain other conditions of the applicable rules of the SEC are satisfied. Under our Bylaws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled Annual Meeting of Stockholders to be held in 2023, including nominations for election as directors of persons other than nominees of the Board of Directors, must be received not more than 120 days prior to the 2023 Annual Meeting and no later than the later of (i) the close of business on the 90th day prior to the 2023 Annual Meeting of Stockholders and (ii) the 10th day following the day on which public announcement of the date of the 2023 Annual Meeting of Stockholders is first made by us. Such proposals must comply with the procedures outlined in our Bylaws, which may be found on our website www.carrols.com or a copy of which is available upon request from the Secretary of the Company.
We will bear the cost of preparing, assembling and mailing the notice and, if requested, the form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation and all costs associated with the SEC rule that allows us to deliver our proxy materials to stockholders via the Internet. In addition to solicitation of proxies by use of the Internet, telephone and mail, our directors, officers and employees (who will receive no compensation therefore in addition to their regular remuneration) may solicit the return of proxies by telephone, telegram or personal interview.
We will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the notice to their principals and to request instructions for voting the proxies. We may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith. We have retained Okapi Partners LLC, an independent proxy solicitation firm, to provide us with advice and assistance in connection with our 2022 Annual Meeting. Okapi Partners LLC will receive a fee of approximately $10,000 for its services and will be reimbursed for its out-of-pocket expenses.
COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE 2021 FISCAL YEAR ENDED JANUARY 2, 2022, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES AS FILED WITH THE SEC, MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO JARED L. LANDAW, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, CARROLS RESTAURANT GROUP, INC., 968 JAMES STREET, SYRACUSE, NEW YORK 13203, OR BY CALLING 315-424-0513.
Our Board of Directors does not intend to present, and does not have reason to believe that others intend to present, any matter of business at the meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.
WE ENCOURAGE YOU TO AUTHORIZE YOUR PROXY ELECTRONICALLY BY GOING TO THE WEBSITE WWW.PROXYVOTE.COM OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR NOTICE AND PROXY CARD. PLEASE HAVE YOUR NOTICE OR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, SIMPLY MARK YOUR PROXY CARD, AND THEN DATE, SIGN AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

contact@carrols.com
+1 315-424-0513
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, NY 13203
© 2022 Carrols Restaurant Group, Inc. All rights reserved.

CARROLS RESTAURANT GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 17, 2022

9:00 A.M. EDT

Virtually at www.virtualshareholdermeeting.com/TAST2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com.

D82070-P73723

CARROLS RESTAURANT GROUP, INC.
PROXY FOR HOLDERS OF COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder hereby appoints Anthony E. Hull and Jared L. Landaw, or either of them, as proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CARROLS RESTAURANT GROUP, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. EDT on Friday, June 17, 2022 virtually at www.virtualshareholdermeeting.com/TAST2022 and any adjournment or postponement thereof. Only stockholders of record on April 22, 2022 may vote at the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

Continued and to be signed on reverse side

CARROLS RESTAURANT GROUP, INC.
ATTN: ANTHONY E. HULL, VP/CFO
968 JAMES STREET
SYRACUSE, NY 13203

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TAST2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D82069-P73723 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARROLS RESTAURANT GROUP, INC.

Vote on Class I Directors

1. To elect as Class I directors of Carrols Restaurant Group, Inc., the nominees below:

Nominees:	**For**	**Against**	**Abstain**
1a. Paulo A. Pena	☐	☐	☐
1b. Matthew Perelman	☐	☐	☐
1c. John D. Smith	☐	☐	☐

4. In their discretion, upon such other matters as may properly come before the meeting.

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no such direction is made, this proxy will be voted "FOR" proposals 1, 2 and 3.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

These items of business are more fully described in the Proxy Statement. Only stockholders of record on April 22, 2022 may vote at the meeting or any adjournment thereof. To vote by Internet, go to www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date